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                                                                     EXHIBIT 2.1



                           PURCHASE AND SALE AGREEMENT



                                  BY AND AMONG



                                 STUPIDPC, INC.,

                              WEBCAT ONLINE, INC.,

                                       AND

                             TRUCO ENTERPRISES, INC.






                         DATED AS OF SEPTEMBER 29, 2000
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                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT is entered into as of this 29th day of September, 2000, by and among STUPIDPC, INC., a Georgia corporation ("Purchaser"), WEBCAT ONLINE, INC., a Texas corporation ("Webcat"), and TRUCO ENTERPRISES, INC., a Texas corporation and sole shareholder of Webcat ("Shareholder").

                                   RECITALS:

         A. Webcat is engaged in the business of furnishing online proprietary software that specializes in marketing, building and hosting affordable websites for small to medium size companies, associations and consumers (the "Webcat Business").

         B. Shareholder owns 100% of the issued and outstanding capital stock of Webcat.

         C. Shareholder desires to sell to Purchaser, and Purchaser desires to acquire from Shareholder, that number of shares of the issued and outstanding stock in Webcat (the "Stock") which will, at Closing (as defined in Section 1.1) represent 51% of Webcat's fully diluted equity interests, including stock, options (and stock reserved for any options or other stock incentive plan), warrants, calls, convertible notes, and any agreement, commitment or other right that would obligate Webcat or its shareholder to issue, deliver or sell shares of Webcat's capital stock or to grant, extend or enter into any such equity interest (collectively, "Fully Diluted Equity Interests"), on the terms and subject to the conditions set forth herein (the "Acquisition").

         D. The Board of Directors and sole shareholder of Webcat, and the Board of Directors of Purchaser, have approved the Acquisition, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants, representations, conditions and agreements set forth herein, it is hereby agreed as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF THE STOCK

         1.1 SALE OF STOCK. At the closing of the Acquisition (the "Closing"), Purchaser shall purchase, and Shareholder shall sell, the Stock.

         1.2      CLOSING AND CLOSING DATE. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the Closing will take place as promptly as practicable (and in any event upon or within three business days after satisfaction of the conditions set forth in Article V) (the "Closing Date") at the offices of Red Hot Law Group of Ashley LLC, 817 West Peachtree St., Ste.
400, Atlanta, GA 30308, unless another date or place is agreed to by the parties.
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         1.3      CLOSING DELIVERIES. In addition to the deliveries specified in
Article V, Shareholder shall, at the Closing, deliver, or cause to be delivered, to Purchaser: (a) one or more certificates, representing all of the Stock, accompanied by stock powers duly endorsed to Purchaser in each case in proper form for transfer, and with all stock transfer, and any other required documentary stamps, affixed thereto; (b) subject to Section 4.7, the resignations of such of the officers and members of the Board of Directors of Webcat as designated by Purchaser, if any, executed and dated as of the Closing Date; (c) evidence to Purchaser's satisfaction of cancellation of Webcat's indebtedness to Shareholder in an aggregate amount of $500,000; and (d) the stock books and ledgers, minute books, corporate seals and other corporate records of Webcat; all against the receipt by Shareholder of (collectively, the "Purchase Price"): (i) a check, or a wire transfer of immediately available funds to an account designated by Shareholder, not less than three business days prior to Closing, of an amount equal to $200,000, subject to Section 1.4; (ii) 870,000 shares of Purchaser's Common Stock, no par value per share ("Purchaser Shares"); provided, however, that Purchaser Shares shall not, at the time of the Closing, be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") or any other securities laws; and (iii) a stock purchase warrant, substantially in the form of Exhibit "A" (the "Warrants"), providing for Shareholder to be entitled to purchase 500,000 shares of Purchaser's Common Stock at $1.00 per share; provided, however, that neither the Warrants nor, at the time of the Closing, the underlying shares (the "Warrant Shares") shall be registered under the Securities Act or any other securities laws.

         1.4 CLOSING BALANCE SHEET. Webcat shall prepare, in accordance with GAAP (as defined in Section 2.6) and consistent with the accounting practices reflected in the Webcat Financial Statements (as so defined), as of the close of business on August 31, 2000, a closing balance sheet of Webcat (the "Closing Balance Sheet"), subject to Purchaser's review and acceptance. Notwithstanding anything to the contrary in Section 1.3(i), if the Closing Balance Sheet reflects the net of current assets less current liabilities (excluding Webcat's debt to Shareholder, as reflected in Schedule 2.8) to be less than $0, then to the extent of such deficit the cash portion of the Purchase Price shall be decreased.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF WEBCAT AND SHAREHOLDER

         Webcat and Shareholder, jointly and severally, represent and warrant to Purchaser as follows, which representations and warranties shall survive the Closing in accordance with Section 8.1.

         2.1 ORGANIZATION AND QUALIFICATION. Webcat is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Webcat has the requisite power and authority to carry on the Webcat Business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify could not have a material adverse effect on the Webcat Business or on the properties or assets of Webcat. Set forth on Schedule 2.1 is a list of any states in which Webcat is qualified to do business. Complete and correct copies of the Articles of


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Incorporation and Bylaws of Webcat as in effect on the date hereof are attached to Schedule 2.1. The minute book of Webcat, a true and complete copy of which has been delivered to Purchaser or shall be at the Closing, (a) accurately reflects all action taken by the Board of Directors or sole shareholder of Webcat at meetings of Webcat's Board of Directors or sole shareholder, as the case may be; and (b) contains true and complete copies, or originals, of the respective minutes of all meetings or consent actions of the Board of Directors or sole shareholder.

         2.2 AUTHORITY. Each of Webcat and Shareholder has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by Webcat have been duly and validly authorized and approved by Webcat's Board of Directors and Shareholder, and no other corporate proceedings on the part of Webcat, its Board of Directors or Shareholder are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (including the Acquisition). This Agreement has been duly executed and delivered by Webcat and Shareholder, and assuming the due authorization, execution and delivery by Purchaser constitutes the valid and binding obligation of Webcat and Shareholder, enforceable against Webcat and Shareholder in accordance with its terms subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

         2.3      CAPITALIZATION.

                  (a) Webcat has authorized capital stock consisting of one million five hundred thousand shares, comprising (i) 1 million shares of Common Stock, $0.01 par value per share, of which 1,000 shares are outstanding; and
(ii) 500,000 shares of Preferred Stock, $0.01 par value per share. The Stock comprises 51% of the Fully Diluted Equity Interests of Webcat and is validly issued and outstanding, fully paid and nonassessable, and there are no preemptive rights in respect thereof. The Stock was issued in accordance with applicable federal and state securities laws. There are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate Webcat or Shareholder to issue, deliver or sell shares of Webcat's capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Webcat has no bond, debenture, note or other indebtedness issued or outstanding that has voting rights in Webcat.

                  (b) The Stock is free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature other than restrictions on transfer imposed by federal and state securities laws (any of the foregoing, a "Lien").

         2.4 SUBSIDIARIES. Webcat has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest, or any security convertible into an equity interest, in any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "Entity").


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         2.5      NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set
forth on Schedule 2.5, none of (i) the execution and delivery hereof by Webcat or Shareholder, (ii) the consummation by Webcat and Shareholder of the transactions contemplated hereby (including the Acquisition) or (iii) compliance by Webcat with any of the provisions hereof will:

                  (a) conflict with or violate the Articles of Incorporation or Bylaws of Webcat;

                  (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Webcat or Shareholder, or by which Webcat or any of its properties or assets may be bound or affected;

                  (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other any right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation, to which Webcat is a party or by which Webcat or any of its properties or assets may be bound or affected;

                  (d) result in the creation of any Lien on any of the property or assets of Webcat; or

                  (e) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent"), (i) any government or subdivision thereof, whether domestic or foreign, or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (any of the foregoing, a "Governmental Entity"); or (ii) any other individual or Entity (collectively, a "Person").

         2.6 FINANCIAL STATEMENTS. Webcat has heretofore furnished Purchaser with a true and complete copy of (a) the audited financial statements of Webcat for the six month period ended December 31, 1999; and (b) the unaudited financial statements of Webcat for the seven month period ended July 31, 2000 (all of the foregoing collectively herein referred to as the "Webcat Financial Statements"). Except as disclosed therein, the Webcat Financial Statements have been prepared in accordance with U.S generally accepted accounting principles ("GAAP") (except for the absence of footnotes and, in the case of the Webcat Financial Statements for the period ended July 31, 2000, normal year end adjustments) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of Webcat as of the dates, and during the periods, indicated therein.

         2.7 ABSENCE OF CHANGES. Except as provided in Schedule 2.7 and except as contemplated hereby, since July 31, 2000 (a) Webcat has not entered into any transaction that was not in the ordinary course of business; (b) except for sales of services and licenses of software in the ordinary course of business, there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material asset or property of Webcat; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of Webcat in respect of their stock, whether in cash or property, and


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(ii) no purchase or redemption of any share of capital stock of Webcat; (d)
there has been no declaration, payment, or commitment for the payment, by Webcat, of a bonus or other additional salary, compensation, or benefit to any employee or director of Webcat that was not in the ordinary course of business, except for normal year-end bonuses paid in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any debt to or claim by Webcat, or waiver of any right of Webcat; (f) there have been no capital expenditures in excess of $5,000 for any single item, or $25,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any asset of Webcat (other than the Webcat Accounts Receivable (as defined in Section 2.26) written down in the ordinary course of business in excess of $5,000 for any single Webcat Accounts Receivable, or $25,000 in the aggregate); (h) there has been no material damage or destruction to, or loss of, physical property (whether or not covered by insurance) adversely affecting the Webcat Business or the operations of Webcat; (i) there has been no loan by Webcat, or guaranty by Webcat of any loan, to any employee or director of Webcat; (j) Webcat has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of Webcat; (k) there has been no termination or resignation of any key employee or officer of Webcat, and to the knowledge of Webcat, no such termination or resignation is threatened; (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the Webcat Business, to which Webcat is a party or by which Webcat is bound, except in the ordinary course of business, or except as expressly contemplated hereby; (m) Webcat has not failed to satisfy any of its debts, obligations or liabilities related to the Webcat Business or the assets of Webcat as the same become due and owing (except for Webcat Accounts Payable (as defined in Section 2.27) payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by Webcat to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets, business or financial condition of Webcat other than general economic or other events or conditions affecting businesses generally.

         2.8 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 2.8, Webcat has no debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charge or penalty, interest or fine, except (a) liabilities incurred in the ordinary course of business after July 31, 2000, that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of Webcat; (b) liabilities reflected on the Webcat Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated hereby.

         2.9 TITLE TO PROPERTIES. Except as set forth on Schedule 2.9, Webcat has good and marketable title to all tangible property and assets used in the Webcat Business (other than leasehold interests), and good and valid title to its leasehold interests, in each case, free and clear of any and all Liens other than Permitted Liens (as defined in Section 8.9).

         2.10 EQUIPMENT. Set forth on Schedule 2.10 is a true and correct list of all items of tangible personal property (including computer hardware) necessary for or used in the operation of the Webcat Business in the manner in which it has been and is now operated by Webcat (the "Webcat Equipment"), except for personal property having a net book value of less than $1,000.


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Except as set forth on Schedule 2.10, each material item of the Webcat Equipment is in good condition and repair, ordinary wear and tear excepted.

         2.11     INTELLECTUAL PROPERTY; YEAR 2000 COMPLIANCE.

                  (a) Set forth on Schedule 2.11(a) is a true and complete list of all material proprietary technology, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights (and all pending applications for any of the foregoing) used by Webcat in the conduct of the Webcat Business (together with unlisted trade secrets and know how used in the conduct of the Webcat Business, the "Webcat Intellectual Property Rights"). Webcat owns, or is validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all of the Webcat Intellectual Property Rights, free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of Webcat, have been threatened, that Webcat is infringing or otherwise adversely affecting the rights of any Person with regard to any Webcat Intellectual Property Right or that any Webcat Intellectual Property Right is invalid or unenforceable. To Webcat's knowledge, no Person is infringing upon the rights of Webcat with respect to any Webcat Intellectual Property Right nor has any Person threatened to do so. Neither Webcat nor any employee, agent or independent contractor of Webcat, in connection with the performance of such Person's services with Webcat, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person.

                  (b) Set forth on Schedule 2.11(b) is a true and complete list of all material computer software used by Webcat in the conduct of the Webcat Business (the "Webcat Software"). Webcat currently owns, licenses, or otherwise has the legal right to use, all of the Webcat Software (including any upgrade, alteration or enhancement with respect thereto), and all of the Webcat Software is being used in compliance with any applicable license or other agreement. Neither Webcat nor any Affiliate thereof continues to use any software developed or furnished by Lucid Technologies, Inc. ("LTI") or otherwise relating to Webcat's Software Development Agreement with LTI.

                  (c) Set forth on Schedule 2.11(c) is a correct and complete list, in all material respects, of all domain names (i) registered to or used by Webcat, (ii) the registration fees for which are paid by Webcat or
(iii) registered to any employee of Webcat relating to the Webcat Business (collectively, "Domain Names"). Webcat owns and has registered, or is validly licensed or otherwise has the right to use, the Domain Names.

                   (d) Except as set forth on Schedule 2.11(d) all employees of Webcat who participated in the creation or contributed to the development of Webcat Intellectual Property Rights or Domain Names were employees of Webcat at the time of rendering such services and such services were within the scope of their employment or such employees have otherwise validly assigned such Intellectual Property Rights or Domain Names to Webcat.

         2.12     REAL PROPERTY.  Except as set forth on Schedule 2.12:


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         (a)      Webcat has a good and valid leasehold interest in all real property (including all buildings, improvements and fixtures thereon) used in the operation of the Webcat Business (the "Webcat Real Property"). Webcat does not own any real property. Except for Permitted Liens, and for the items set forth on Schedule 2.12, there are no Liens on Webcat's interest in any of the Webcat Real Property. Schedule 2.12 lists (i) each county and state where any Webcat Real Property is located; and (ii) where Webcat has leased or owned any real property within the last five years.

         (b) There are no parties in possession of any portion of the Webcat Real Property other than Webcat, whether as sublessees, subtenants at will or trespassers.

         (c) To the knowledge of Webcat, there is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any Governmental Entity, that would require, under the provisions of any of the Webcat Leases (as defined in Section 2.13) or otherwise, any material expenditure by Webcat to modify or improve any of the Webcat Real Property to bring it into compliance therewith.

         2.13 LEASES. Schedule 2.13 sets forth a list of all leases pursuant to which Webcat leases, as lessor or lessee, real or personal property used in operating the Webcat Business or otherwise (the "Webcat Leases"). Copies of the Webcat Leases, all of which have previously been provided to Purchaser, are true and complete copies thereof. All of the Webcat Leases are in full force and effect, unimpaired by any act or omission of Webcat, and are valid, binding and enforceable against Webcat and, to the knowledge of Webcat, against the other parties thereto, in accordance with their respective terms, and there is not under any such Webcat Lease any existing material default by Webcat, or, to the knowledge of Webcat, by any other party thereto, or any condition or event that, with notice or lapse of time or both, would constitute a default. Webcat has not received notice that the lessor of any of the Webcat Leases intends to cancel, suspend or terminate such Webcat Lease or to exercise or not exercise any option thereunder.

         2.14 CONTRACTS. Schedule 2.14 sets forth a true and complete list of all contracts, agreements and commitments (whether written or oral) to which Webcat is, directly or indirectly, a party (in its own name or as a successor in interest), or by which Webcat or any of its properties or assets is otherwise bound, including any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, stockholder agreements, employment agreements, agreements relating to Webcat Intellectual Property Rights and the like (collectively, the "Webcat Contracts"); excepting only those Webcat Contracts which involve less than $10,000 and are cancelable, without penalty, on no more than 90 days' notice. The aggregate value of all payment obligations and rights to receive payment, under agreements, contracts and commitments (whether oral or in writing) to which Webcat is a party or by which Webcat or any of its properties or assets is otherwise bound, and that are not listed on Schedule 2.14, is less than $50,000 (calculating such value by adding together the value of rights and obligations, and not by determining the net amount thereof).

         True and complete copies of all Webcat Contracts (or a true and complete narrative description of any oral Webcat Contract) have previously been provided to Purchaser. Neither Webcat nor, to the knowledge of Webcat, any other party to any of the Webcat Contracts (x) is in


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material default under (nor does there exist any condition that, with notice or lapse of time or both, would cause a default under) any of the Webcat Contracts, or (y) has waived any right it may have under any of the Webcat Contracts, the waiver of which would have a material adverse effect on the business, assets or financial condition or prospects of Webcat. All of the Webcat Contracts constitute the valid and binding obligations of Webcat, enforceable in accordance with their respective terms, and, to the knowledge of Webcat, of the other parties thereto. None of Webcat's client or other Contracts is subject to any condition relating to the gender of Webcat's shareholder, nor is any such Contract subject to cancellation, termination, renegotiation or modification in connection with the Acquisition or relating to the gender of Webcat's owner.

         2.15 DIRECTORS AND OFFICERS. Schedule 2.15 sets forth an accurate list of the name of each director and officer of Webcat and the position(s) held by each.

         2.16 PAYROLL INFORMATION. Webcat has previously provided Purchaser with a true and complete copy of the payroll report of Webcat dated within 30 days of the date hereof, showing all current employees or contractors of Webcat and their current levels of compensation, other than bonuses and other extraordinary compensation, all of which bonuses and other extraordinary compensation are set forth in Schedule 2.16. Webcat has paid all compensation required to be paid to employees or contractors of Webcat on or prior to the date hereof other than compensation (and bonuses pursuant to arrangements described in Schedule 2.16) accrued in the current pay period.

         2.17 LITIGATION. Except as set forth on Schedule 2.17, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of Webcat, threatened against or affecting Webcat, the Shareholder (relating to Webcat) or the Webcat Business, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Webcat, or against the Shareholder (relating to Webcat).

         2.18     EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

                  (a) Except as disclosed in Schedule 2.18, there are no employee benefit plans, agreements or arrangements maintained by Webcat, including (i) "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iii) medical, hospital, accident, disability or death benefit plans (all of the foregoing, collectively, the "Webcat Benefit Plans"). All the Webcat Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of Webcat under any Webcat Benefit Plan.

                  (b) Webcat is not a party to any collective bargaining agreement; no collective bargaining agent has been certified as a representative of any employee of Webcat; no representation campaign or election is now in progress with respect to any employee of Webcat; and there are no material labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Webcat, threatened, relating to or affecting any Webcat employee. To the knowledge of Webcat, no event has occurred that is likely to give rise to any such dispute, controversy, strike or request for representation.


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         2.19     ERISA.

                  (a) Without limiting the generality of Section 2.18(a), all Webcat Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of the Webcat Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been approved as to form by the Internal Revenue Service to meet such requirements within the meaning of such provision. None of the Webcat Benefit Plans is subject to Title IV of ERISA or
Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). Webcat has not engaged in any nonexempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Webcat Benefit Plans that would subject Webcat to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Webcat has not engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 2.19 or pursuant to the terms of the Webcat Benefit Plans, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any manager or other employee of Webcat, (ii) increase any benefit otherwise payable under any of the Webcat Benefit Plans or (iii) result in the acceleration of the time of payment or vesting of any such benefit to any extent.

                  (b) No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of the Webcat Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Webcat under Section 4001 of ERISA or Section 414 of the Code, within the 12-month period ending on the Closing Date. Webcat has not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any of the Webcat Benefit Plans that remains unpaid.

         2.20     TAXES.  Except as set forth on Schedule 2.20:

                  (a) Webcat has duly and timely filed all federal, state and local or foreign income, franchise, excise, real and personal property and any other tax returns and reports, including extensions, required to have been filed by Webcat on or prior to the Closing Date. Webcat has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by it (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the Webcat Financial Statements). As of the Closing Date, all deficiencies proposed as a result of any audit have been paid or settled.

                  (b) Webcat is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement. Webcat has not elected to be taxed as an "S" corporation under the Code, or if as indicated on
Schedule 2.20 it has so elected, it has made a


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proper filing and valid election and is in compliance with all requirements therefore, and all such elections remain in place and shall remain in place through the Closing Date.

                  (c)      Webcat has consented to have the provisions of
Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and Webcat has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

         2.21 COMPLIANCE WITH APPLICABLE LAWS. Webcat holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of its assets and properties, as appropriate, and to carry on the Webcat Business as now conducted (the "Webcat Permits"). To the knowledge of Webcat, Webcat is in material compliance with all applicable laws, ordinances and regulations and the terms of the Webcat Permits. Except as set forth on Schedule 2.21, all of the Webcat Permits are fully assignable in connection with the Acquisition. Schedule 2.21 sets forth a true and complete list of all Webcat Permits, true and complete copies of which have previously been provided to Purchaser.

         2.22 BOARD OF DIRECTORS/SHAREHOLDER CONSENT. Both the Board of Directors of Webcat and Shareholder have adopted and approved this Agreement and the transactions contemplated hereby (including the Acquisition).

         2.23 BROKERS. Except as set forth on Schedule 2.23, no broker or finder is entitled to any broker's, banker's or finder's fee or other commission in connection with the transactions contemplated hereby as a result of arrangements made by or on behalf of Webcat.

         2.24     ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of Webcat, no real property currently or formerly owned or operated by Webcat or any subsidiary is contaminated with any Hazardous Substance (as hereinafter defined).

                  (b) Webcat is not a party to any litigation or administrative proceeding nor, to the knowledge of Webcat, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that Webcat (i) violated any Environmental Law (as hereinafter defined); (ii) is required to clean up, remove or take remedial or other responsive action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substance; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substance.

                  (c) To the knowledge of Webcat, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Webcat containing materials that, if known to be present in soil or ground water, would require cleanup, removal or other remedial action under Environmental Law.

                  (d) Webcat is not subject to any judgment, order or citation related to or arising out of any Environmental Law and, to the knowledge of Webcat, has not been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Law.

                  (e) For purposes hereof, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

         2.25 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as provided in Schedule 2.25, no officer, director, shareholder or employee of Webcat and no family member (including a spouse, parent, sibling or lineal descendent) of any of the foregoing has any direct or indirect material interest in any material customer, supplier or competitor of Webcat, or in any Person from whom or to whom Webcat leases any real or personal property, or in any other Person with whom Webcat is doing business whether directly or indirectly (including as a debtor or creditor), whether in existence as of the Closing Date or proposed, other than the ownership of stock of publicly traded corporations.

         2.26 ACCOUNTS RECEIVABLE. All accounts, notes, contracts and other receivables of Webcat (collectively, the "Webcat Accounts Receivable") were generated by Webcat in the ordinary course of business arising from bona fide transactions. There are no set-offs, counterclaims or disputes asserted with respect to any Webcat Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the Webcat Financial Statements and, to the knowledge of Webcat and subject to such reserve, all Webcat Accounts Receivable are collectible in full. Webcat has previously provided Purchaser with a true and complete aging report dated within 30 days of the date hereof, showing the time elapsed since invoice date for all Webcat Accounts Receivable as of such date.

         2.27 ACCOUNTS PAYABLE. All material accounts, notes, contracts and other amounts payable of Webcat (collectively, the "Webcat Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. Webcat has previously provided Purchaser with a true and complete aging report dated within 30 days of the date hereof, showing the time elapsed since invoice date for all Webcat Accounts Payable as of such date.

         2.28 INSURANCE. Shareholder currently maintains for Webcat, in full force and effect, all insurance policies that are required to be maintained for the conduct of the Webcat Business or the ownership of its property (both real and personal) (collectively, the "Webcat Insurance Policies"). The Webcat Insurance Policies are listed on Schedule 2.28, and true and complete copies of all Webcat Insurance Policies have previously been provided to Purchaser. Webcat
(a) is not in default regarding any material provisions of any Webcat Insurance Policy; (b) has paid all premiums due thereunder; (c) has not failed to present any material notice or material claim thereunder in a due and timely fashion; or (d) has not committed any act or suffered any condition that would materially adversely affect its ability to continue any Webcat Insurance Policy or to obtain renewal thereof on the same or comparable terms.

         2.29 BANKRUPTCY. Webcat has not filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof or any other jurisdiction, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

         2.30 ACCREDITED INVESTOR; INVESTMENT PURPOSE. Shareholder represents, with respect to the Purchaser Shares, Warrants and Warrant Shares (collectively, "Purchaser Securities") that it (a) is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act; (b) is acquiring Purchaser Shares and Warrants solely for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof; and (c) shall not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of (any of the foregoing, a "Transfer") any Purchaser Securities (or solicit any offer to buy, purchase or otherwise acquire or take a pledge of any such securities) except in compliance with the Securities Act and the rules and regulations thereunder, and other applicable laws, rules and regulations.

         2.31 RESTRICTIONS ON TRANSFER. Shareholder acknowledges that (a) Purchaser Shares received by it hereunder have not been registered under the Securities Act, nor have the Warrants or Warrant Shares; (b) restrictive legends shall be placed on the certificates representing Purchaser Shares; (c) any Transfer of Purchaser Securities may only be made in accordance with the requirements of the Securities Act and any other applicable securities laws; and
(d) appropriate stop-transfer instructions shall be issued to Purchaser's transfer agent with respect to Purchaser Shares.

         2.32 ABILITY TO BEAR RISK; ACCESS TO INFORMATION; SOPHISTICATION. Shareholder represents and warrants that (a) its financial situation is such that it can afford to bear the economic risk of holding Purchaser Securities acquired by it hereunder for an extended period; (b) it can afford to suffer the complete loss of such Purchaser Securities; (c) it has been granted the opportunity to ask questions of, and receive answers from, representatives of Purchaser concerning the terms and conditions of Purchaser Securities and to obtain any additional information that it deems necessary; and it has met with such representatives, received answers to its questions and does not require additional information in connection with the Acquisition; and (d) its knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of ownership of Purchaser Securities.

         2.33 ACKNOWLEDGEMENT. Shareholder acknowledges that it has received Purchaser's Prospectus, dated February 11, 2000, with respect to Amendment No. 4 to its registration statement on Form SB-2, Purchaser's Form 10-KSB for the year ended December 31, 1999; and Purchaser's Form 10-QSB for the three month period ended March 31, 2000 (collectively, "Purchaser's Public Information").

         2.33 DISCLOSURE. No statement of fact by Webcat or Shareholder contained herein and no written statement of fact furnished by Webcat or Shareholder to Purchaser in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein contained, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Webcat and Shareholder, which representations and warranties shall survive the Closing in accordance with
Section 8.1, as follows:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the requisite power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify could not have a material adverse effect on the business, properties or assets of Purchaser. Complete and correct copies of the Articles of Incorporation and Bylaws of Purchaser as in effect on the date hereof are attached to a closing and incumbency certificate, substantially in the form of Exhibit "B" ("Purchaser's Closing Certificate").

         3.2 AUTHORITY. Purchaser has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by Purchaser have been duly and validly authorized and approved by its board of directors, and no other corporate or shareholder proceedings on the part of Purchaser, or its board of directors or shareholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, and assuming the due authorization, execution and delivery hereof by Webcat and Shareholder, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

         3.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 3.3, none of the execution and delivery hereof by Purchaser, the consummation by Purchaser of the transactions contemplated hereby, or compliance by Purchaser with any of the provisions hereof, will:

                  (a) conflict with or violate the governing documents of Purchaser;

                  (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Purchaser, or by which Purchaser or its properties or assets may be bound or affected;

                  (c) result in the creation of any Lien on the property or assets of Purchaser; or

                  (d) require any Consent of (i) any Governmental Entity (except for compliance with any applicable requirements of any applicable securities laws or of the SEC or NASDAQ); or (ii) any other Person.

         3.4 LITIGATION. Except as set forth on Schedule 3.4 or in Purchaser's Public Information, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Purchaser.

         3.5 BROKERS. Except as disclosed on Schedule 3.5, no broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         3.6 PURCHASER SHARES. When delivered to Shareholder in accordance with the terms hereof, Purchaser Shares will be (i) duly authorized, fully paid and nonassessable; and (ii) free and clear of all Liens other than restrictions imposed by federal and state securities laws or by any applicable insider trading policy of Purchaser.

         3.7 PURCHASER'S PUBLIC INFORMATION. As of their respective filing dates with the SEC, Purchaser's Public Information (a) did not contain any untrue statement of material facts or omit to state material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and (b) complied in all material respects with the applicable requirements of the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Since Purchaser's most recent filing under the Exchange Act, there have been no changes in the assets, business or financial condition of Purchaser, which changes could reasonably be expected to have a "material adverse effect" on Purchaser; except, however, for any such change disclosed to Webcat and to Shareholder in connection with the Acquisition or as disclosed on Schedule 3.7. For the purpose of the preceding sentence, changes having a "material adverse effect" on Purchaser exclude any change that is or may be attributable to or result or may result from (i) the public announcement of the transactions contemplated hereby, including the Acquisition; (ii) changes in general economic conditions or changes affecting the industry in which Purchaser operates, or capital markets, generally; (iii) any public announcement of Purchaser's intention to file a registration statement under the Securities Act; or (iv) changes in the trading prices of Purchaser's Common Stock not caused primarily by changes in the operations, earnings, assets, properties, business or financial condition of Purchaser.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 CONDUCT OF BUSINESS BY WEBCAT PENDING THE ACQUISITION. From and after the date hereof, prior to the Closing Date, except as contemplated hereby, unless Purchaser shall otherwise agree in advance in writing, Webcat shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and use reasonable efforts to (i) preserve intact its present business organizations, (ii) keep available the services of its employees and (iii) preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and on-going business shall not be impaired in any material respect at the Closing Date. Without limiting the generality of the foregoing, and except as contemplated hereby, unless Purchaser shall otherwise agree in advance in writing, prior to the Closing Date, Webcat shall not, directly or indirectly:

                  (a) (i) declare, set aside, or pay any dividend on, or make any other distribution in respect of, any of its shares of capital stock,
(ii) split, combine or reclassify any of its shares of capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, any shares of capital stock of Webcat or any other equity security thereof or any right, warrant or option to acquire any such share or other security;

                  (b) issue, deliver, sell, pledge or otherwise encumber any shares of capital stock, any other voting security issued by Webcat or any security convertible into, or any right, warrant or option to acquire any such share or voting security, grant any option, warrant or other stock or right, or alter or allow the acceleration of vesting or exercise of any outstanding option, warrant or such right;

                  (c) amend its Articles of Incorporation or Bylaws, or other comparable organizational documents;

                  (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or (ii) any assets that are material, individually or in the aggregate, to Webcat;

                  (e) subject to a Lien (other than a Permitted Lien) or sell, lease or otherwise dispose of any of its properties or assets, or license or transfer any Webcat Intellectual Property Right (except for non-exclusive licenses in the ordinary course of business consistent with past practices), or revalue any asset or (except as required by GAAP) make any change in accounting methods, principles or practices;

                  (f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt security of Webcat, guarantee any debt security of another Person or enter into any "keep well" or other agreement to maintain the financial condition of another Person, make any loan, advance (excluding advances to employees, not exceeding $5,000, in the ordinary course of business of Webcat consistent with past practices) or capital contribution to, or investment in, any other Person, or settle or compromise any material claim or litigation;

                  (g) pay any bonus to any employee, contractor, officer, director or shareholder on or after the date hereof other than in the ordinary course of business of Webcat consistent with past practices;

                  (h) enter into any "golden parachute" or other severance arrangement with any employee, officer or manager, or increase or otherwise change the rate or nature of the compensation (including wages, salaries, benefits and bonuses) payable to any employee, officer or manager, except pursuant to existing compensation and fringe benefit plans, practices and arrangements that have been disclosed in writing to Purchaser, or enter into, renew, or allow the renewal of, any employment, consulting or other similar agreement with any employee, contractor, officer, director or shareholder, or amend or modify any Webcat Benefit Plan in any material respect or adopt any other such plan;

                  (i) enter into any new contract or agreement (other than a customer agreement entered into in the ordinary course of business consistent with past practices), or lease, involving an obligation in excess of $25,000, or amend, waive any material default under, terminate (except for such as terminate by their own terms) or modify in any material respect any Webcat Contract or Lease; or

                  (j) authorize any of, or commit or agree to take any of, the foregoing actions.

         4.2 ACCESS TO INFORMATION. From the date hereof through the Closing Date, Webcat shall afford to Purchaser and Purchaser's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) upon reasonable prior notice to Webcat, which shall not be unreasonably withheld, to its respective properties, books, contracts, commitments, records and personnel and, during such period, Webcat shall furnish promptly to Purchaser all information concerning Webcat's business, properties and personnel as Purchaser may reasonably request. Purchaser, and its accountants, counsel and other representatives, shall, in the exercise of the rights described in this Section 4.2, not unduly interfere with the operation of the business of Webcat. Webcat shall furnish Purchaser with prompt written notice of any event or occurrence that would cause any of Webcat's or Shareholder's representations and warranties hereunder to become incomplete, misleading or inaccurate. Within 20 days after the end of each month ending after the date hereof, Webcat shall furnish Purchaser with a copy of the monthly financial reports of Webcat prepared after the date of the Webcat Financial Statements (including any months after such date and prior to the date hereof) for each such month, including balance sheet and operating statements. All of the foregoing financial statements should comply with the requirements regarding financial statements described in Section 2.6.

         4.3 FILINGS; TAX ELECTIONS. Webcat shall promptly provide Purchaser with copies of all filings made by Webcat with any Governmental Entity in connection herewith and the transactions contemplated hereby. Webcat shall, before settling or compromising any material income tax liability, consult with Purchaser and its advisors as to the positions and elections that will be taken or made with respect to such matter.

         4.4 PUBLIC ANNOUNCEMENTS. Each party agrees to consult with each other prior to any public announcement relating to the Acquisition and the timing, content and dissemination of any public announcement will be subject to the mutual approval of the parties, except to the extent that a party is not reasonably able to consult in a timely manner with, or obtain the approval of, the other party in situations in which disclosures are required or appropriate (with respect to either party hereto) by applicable law, including securities laws, or by NASDAQ or other exchange rules.

         4.5 TRANSFER AND GAINS TAXES AND CERTAIN OTHER TAXES AND EXPENSES. Purchaser agrees that, to the extent it is legally able to do so, it will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Acquisition.

         4.6 CONFIDENTIALITY. All employees or contractors of Webcat immediately prior to the Closing Date shall enter into a non-solicitation and confidentiality agreement with Purchaser, substantially in the form of Exhibit "C" (the "Non-Solicitation and Confidentiality Agreements").

         4.7 BOARD REPRESENTATION; CONSULTING. For a period of two years after the Closing, (i) Roy Truitt and Dave Silver will continue on Webcat's Board of Directors, without compensation but with Webcat furnishing directors' and officers' liability insurance to the reasonable satisfaction of Roy Truitt and Dave Silver; (ii) Roy Truitt and Dave Silver will, upon Purchaser's next annual meeting, be entitled to two seats on Purchaser's Board of Directors (which Board shall comprise no fewer than five members), at nominal ($1,000/year) compensation and with Purchaser furnishing directors' and officers' liability insurance to the reasonable satisfaction of Roy Truitt and Dave Silver; and (iii) Shareholder shall enter into a consulting agreement with Purchaser, substantially in the form of Exhibit "D-1" (the "Consulting Agreement"). Furthermore, Roy Truitt and Dave Silver shall enter into assignments of works, and confidentiality and non-compete agreements, with Purchaser, substantially in the form of Exhibit "D-2" (the "Individual Agreements").

         4.8 SAM'S WHOLESALE CLUB. As to Webcat's potential business with Sam's Wholesale Club, Purchaser will pay Shareholder a 10% commission (and will recognize Shareholder as its exclusive sales representative) on all sales or renewals of internet related products sold under that relationship. This arrangement will last for a period of 25 years hereafter, whether or not Sam's deals directly with Purchaser (or its affiliate) or with Webcat without Shareholder's involvement, unless that relationship is sooner terminated or expires; other exclusive or non-exclusive arrangements or product lines may be added by mutual agreement.

         4.9 EXCLUSIVE CUSTOMERS. Upon Webcat reaching certain sales revenues with Sam's Wholesale Club, as detailed below, the specified fraction of the 490 shares of Webcat being retained by Shareholder shall be sold to Purchaser for the specified additional percentage of Purchaser Common Stock:

Annualized run rate                 Additional fraction of shares      Additional percentage
(based on any consecutive           of Webcat to be sold by            of Purchaser Common Stock
six month period)                   Shareholder to Purchaser           in consideration
$  2.5 - $   5 million                       1/7                         6% of fully diluted*
$ 5.01 -  $7.5 million                       1/7                         6% of fully diluted*
$ 7.51 - $  10 million                       1/7                         6% of fully diluted*
$10.01 - $12.5 million                       1/7                         6% of fully diluted*
$12.51 - $  15 million                       1/7                         6% of fully diluted*
$15.01 - $  20 million                       1/7                         6% of fully diluted*
$20.01 million +                             1/7 (balance)               6% of fully diluted*

(* denotes the percentage after the issuance of such block of shares as if all options and warrants had been exercised, and all convertible securities had been converted) provided, however, that the foregoing rights must be exercised within one year of achievement of such sales thresholds. At and as a condition to the Closing, Purchaser and Shareholder shall enter into a Shareholders' Agreement substantially in the form of Exhibit "E" (the "Shareholders' Agreement").

         4.10     REGISTRATION RIGHTS.

                  (a) Purchaser will use best efforts to have a registration statement in respect of Purchaser Shares, along with the Warrant Shares and the stock of new investors, as well as one million shares of Purchaser's common stock in respect of shares potentially issuable under Section 4.9, filed with the SEC within 10 business days following the Closing, will bear all costs of such filing and will use its commercially reasonable efforts to cause such registration statement to become effective as soon as possible thereafter. Webcat and Shareholder shall cooperate fully in this process. Purchaser will use commercially reasonable efforts to keep this registration statement effective for two years thereafter.

                  (b) During the two year period following the Closing, at any time or from time to time if Purchaser proposes to file one or more registration statements under the Securities Act with respect to an underwritten offering by Purchaser for its own account of shares of Purchaser Common Stock (other than (i) a registration statement on Form S-4 or S-8, or any substitute form that is adopted by the SEC; or (ii) a registration filed in connection with an exchange offer or the offering of securities solely to Purchaser's then-existing security holders) (a "Piggyback Registration"), Purchaser will give notice of such proposed filing to Shareholder as soon as practicable, and such notice will offer Shareholder the opportunity to register such number of shares of Purchaser's Common Stock received by Shareholder hereunder as Shareholder may request (which request must be made in writing and shall specify
(i) the legal name of Shareholder, (ii) the number of such shares to be registered, (iii) the intended methods of disposition thereof, and (iv) the nature of any position, office or other material relationship Shareholder or any affiliate thereof has had within the past three years with Purchaser or any of its predecessors or affiliates). Notwithstanding any provision hereof to the contrary, Purchaser shall not be required to include such shares in the securities to be registered pursuant to a registration statement on any form that limits the amounts of securities that may be registered by the issuer if, and to the extent that, such inclusion would make the use of such form unavailable.

Purchaser will use its commercially reasonable efforts to cause the managing underwriter(s) of such proposed underwritten offering to permit the particular shares requested to be included in a Piggyback Registration to be included on the same terms and conditions as the identical securities, if any, of Purchaser included therein; and will use its commercially reasonable efforts to cause such managing underwriter(s) to permit the sale or other disposition of such shares in accordance with Shareholder's intended method of distribution thereof. Shareholder will have the right to withdraw its request for inclusion of such shares in any registration statement pursuant to this provision by giving written notice to Purchaser of such withdrawal at least 10 business days prior to the date on which the SEC declares effective the registration statement for such Piggyback Registration. Purchaser may withdraw such registration statement at any time prior to the time it becomes effective, provided that it gives notice of such withdrawal to Shareholder and, unless Shareholder has withdrawn its request as aforesaid, will reimburse Shareholder for all reasonable out-of-pocket fees and expenses incurred with respect thereto prior to Purchaser's withdrawal (other than legal fees and expenses of counsel or other advisors to Shareholder). Furthermore, in the event that the managing underwriter(s) advise Purchaser that in their opinion the number of shares requested to be included in such registration exceeds the number that can be included in such offering without adversely affecting the marketability of the offering or the price or other terms thereof (the "Maximum Number"), Purchaser may limit the number of shares included in such registration to the Maximum Number, and the shares registered will be selected in the following order of priority: (i) first, securities Purchaser proposes to sell, and (ii) second, shares of Purchaser's Common Stock covered by Piggyback Registration requests and all other securities to be included in such registration of holders who have registration rights, pro rata among such holders on the basis of the number of shares requested to be included in such registration. Underwriting commissions related to requested registration, and any registration expenses required to be paid by seller under applicable law, shall not be borne by Purchaser. Notwithstanding anything to the contrary in this provision, if Purchaser advises the prospective seller that Purchaser has pending or is in the process of a material transaction (including a financing transaction), the disclosure of which would, in the good faith judgment of Purchaser's Board of Directors, materially and adversely affect Purchaser, then Purchaser may defer the filing of the registration statement for up to 90 days.

                  (c) During the two year period following the Closing, for so long as Shareholder owns at least 1% of Purchaser's Common Stock, Shareholder will be entitled to make one request that Purchaser effect the registration under the Securities Act of all or a portion of Purchaser Shares received by Shareholder hereunder (a "Demand Registration"). Shareholder's request must be made in writing and shall specify (i) the legal name of Shareholder, (ii) the number of such Purchaser Shares to be registered, (iii) the intended methods of disposition thereof, and (iv) the nature of any position, office or other material relationship Shareholder or any affiliate thereof has had within the past three years with Purchaser or any of its predecessors or affiliates). Shareholder will have the right to withdraw its request for registration of such Purchaser Shares by giving written notice to Purchaser of such withdrawal at least 10 business days prior to the date on which the SEC declares effective the registration statement therefor. Upon a Demand Registration request, Purchaser will use its commercially reasonable efforts to effect the prompt registration under the Securities Act of such Purchaser Shares. Purchaser will bear registration expenses exclusive of underwriting discounts and commissions. Notwithstanding anything to the contrary in this provision, if Purchaser advises the prospective seller that Purchaser has pending or is in the process of a material transaction (including a financing transaction), the disclosure of which would, in the good faith judgment of Purchaser's Board of Directors, materially and adversely affect Purchaser, then Purchaser may defer the filing of the registration statement for up to 90 days. Such deferral shall be limited to once every 180 days.

         4.11 INTERCOMPANY LOAN. Upon Closing, Purchaser will lend $250,000 to Webcat for working capital purposes, in consideration for Webcat's demand note, substantially in the form of Exhibit "F" (the "Webcat Demand Note"). The use of proceeds and allocation will be mutually agreed.

         4.12 JOINT OWNERSHIP OF WEBCAT TECHNOLOGY. For the purposes of this provision, (a) "Webcat Technology" shall mean all software, source code, object code, text, graphics, data structures, or other content at present utilized or to be utilized in the future, on or in connection with the Webcat web site located at the URL www.webcatonline.com and any other related or successor web sites (the "Webcat Sites"); and (b) "Intellectual Property" shall mean all rights in and to any copyrights, patents, trademarks, trade secrets, confidential information and all other property rights that are legally cognizable now or in the future are embodied in the Webcat Technology. The parties agree that all Intellectual Property shall be jointly and equally owned by WebCat and Purchaser, whether created by Webcat or Purchaser individually or jointly. Accordingly, each of Webcat and Purchaser hereby unconditionally and irrevocably assigns to the other, an undivided right, title and interest that they may hold now or may acquire in the future, in and to the Intellectual Property, such that each such party will own and continue to own jointly an undivided and unrestricted 50% interest in and to the Intellectual Property. In the event that either such party has any rights in and to any Intellectual Property that cannot be assigned as provided herein, then such party hereby grants to the other, and its respective successors and assigns, an unconditional, non-exclusive, worldwide, royalty-free, fully paid license or sublicense to use such Intellectual Property without restriction. The term of such license will be the duration of the party's rights in the Intellectual Property which are unassignable to the other. In the event that a party has any rights in and to any Intellectual Property that cannot be assigned, licensed or sublicensed to the other, such party hereby irrevocably and unconditionally waives the enforcement of all such rights, and all claims and causes of action of any kind with respect to any of the foregoing against the other, its distributors, customers, clients or other licensees, whether now known or hereafter to become known and agree at the request of the other party and its respective successors and assigns, to consent to and join in any action to enforce such rights and to procure a waiver of such rights from the holders of such rights. It is expressly agreed that any software or other materials, content or information that Purchaser has developed or will develop in the future, which is not used on or in connection with the Webcat Sites, is not considered to be Webcat Technology and will remain the sole property of Purchaser.

         4.13 FURTHER ASSURANCES. From time to time after the Closing Date, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof. Without limiting the generality of the foregoing, Webcat shall use its commercially reasonable efforts to obtain all Consents from third Persons or Governmental Entities required in connection with the Acquisition, and to obtain and file as appropriate releases or terminations of all Liens, other than Permitted Liens, required to have been disclosed by Webcat or Shareholder hereunder.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS TO OBLIGATIONS OF WEBCAT AND SHAREHOLDER TO EFFECT THE ACQUISITION. The obligations of Webcat and Shareholder to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Purchaser shall have performed in all material respects its agreements contained herein required to be performed at or prior to the Closing Date, and the representations and warranties of Purchaser contained herein shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Closing Date as if made at and as of such time, except as contemplated hereby;

                  (b) Purchaser shall have obtained all of the Consents, if any, listed on Schedule 5.1(b);

                  (c) there shall have been delivered to the applicable counterparty at the Closing, duly executed by Purchaser (or, if applicable, by Webcat), the Consulting Agreement, and the Non-Solicitation and Confidentiality Agreements;

                  (d) the appropriate officers of Purchaser shall have executed and delivered to Webcat at the Closing, Purchaser's Closing Certificate, and Purchaser shall have delivered to Webcat a corporate certificate of good standing for Purchaser, and a copy of the Articles of Incorporation for Purchaser, as certified by the Secretary of State of Georgia; and

                  (e) Webcat shall have received from Purchaser such other documents as Webcat's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Webcat's counsel.

         5.2 CONDITIONS TO OBLIGATIONS OF PURCHASER TO EFFECT THE ACQUISITION. The obligations of Purchaser to effect the Acquisition shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

                  (a) Webcat and Shareholder shall have performed in all material respects their respective agreements contained herein required to be performed at or prior to the Closing Date, and the representations and warranties of Webcat and Shareholder contained herein shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Closing Date as if made at and as of such time, except as contemplated hereby;

                  (b) the appropriate respective officers of Webcat and Shareholder shall have executed and delivered to Purchaser at the Closing, closing and incumbency certificates, substantially in the form of Exhibits "G-1" and "G-2", respectively, and Webcat shall have delivered to Purchaser a corporate certificate of good standing for Webcat, as certified by the Comptroller of Public Accounts of the State of Texas, and a copy of the Articles of Incorporation for Webcat, as certified by the Secretary of State of Texas;

                  (c) Webcat and Shareholder shall have obtained or caused to be obtained all of the Consents, if any, listed on Schedule 5.2(c);

                  (d) there shall have been delivered to Purchaser at the Closing, duly executed by the applicable counterparty(ies), the Consulting Agreement, the Individual Agreements, the Non-Solicitation and Confidentiality Agreements, the Shareholders' Agreement and the Webcat Demand Note;

                  (e) Purchaser shall have received from Webcat or Shareholder, as the case may be, such other documents as Purchaser's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Purchaser's counsel, including an intellectual property rights assignment agreement with WW Exchange, Inc. and a disk containing all of the source code;

                  (f) Purchaser shall have obtained the proceeds of its further financing on commercially reasonable terms at least in an amount sufficient to consummate the transactions contemplated hereby and to fund the Closing Date working capital needs of Purchaser, including the intercompany loan referred to in Section 4.11; and

                  (g) Purchaser shall have received evidence satisfactory to it that at the Closing the assets and properties used in the Webcat Business and the Stock are free and clear of all Liens other than Permitted Liens.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1      INDEMNIFICATION BY PURCHASER.

                  (a) Purchaser shall indemnify and hold Shareholder and Webcat's directors, officers and employees (collectively, the "Webcat Indemnified Parties") harmless from and against, and agrees promptly to defend each of the Webcat Indemnified Parties from and reimburse each of the Webcat Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorney's fees and other legal costs and expenses) (singularly, a "Webcat Loss" or, collectively, the "Webcat Losses") that any of the Webcat Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                                 (i)        any breach or inaccuracy of any of
the representations and warranties made by Purchaser in or pursuant hereto, or in any instrument, certificate or affidavit delivered by Purchaser at the Closing in accordance with the provisions hereof;

                                (ii)        any failure by Purchaser to carry
out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations hereunder or under any of the documents and materials executed and delivered by Purchaser pursuant hereto; and

                               (iii)        any suit, action or other proceeding
arising out of, or in any way related to, any of the matters referred to in this
Section 6.1(a).

                  (b) Notwithstanding any other provision hereof to the contrary, Purchaser shall not have any liability under Section 6.1(a)(i) above
(i) unless the aggregate of all Webcat Losses for which Purchaser would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $25,000 (the "Basket"), and then only to the extent of such excess, (ii) for amounts in excess of $1.5 million (the "Cap"), in the aggregate, and (iii) unless Shareholder has asserted a claim with respect to the matters set forth in
Section 6.1(a)(i), or 6.1(a)(iii) to the extent applicable to Section 6.1(a)(i), within 12 months of the Closing Date.

         6.2      INDEMNIFICATION BY SHAREHOLDER.

                  (a) Shareholder shall indemnify and hold Purchaser and its shareholders, directors, officers and employees (collectively, the "Purchaser Indemnified Parties") harmless from and against, and agrees to defend promptly each of Purchaser Indemnified Parties from and reimburse each of Purchaser Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorneys' fees and other legal costs and expenses) (singularly, a "Purchaser Loss" or, collectively, the "Purchaser Losses") that any of Purchaser Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                                    (i)      any breach or inaccuracy of any of
the representations and warranties made by Shareholder or Webcat in or pursuant hereto, or in any instrument, certificate or affidavit delivered by any of the same at the Closing in accordance with the provisions hereof;

                                    (ii)     any failure by Webcat or
Shareholder to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations hereunder or under any of the documents and materials executed and delivered by any of them pursuant hereto; and

                                    (iii)    any suit, action or other
proceeding arising out of, or in any way related to, any of the matters referred to in this Section 6.2(a).

                  (b) Notwithstanding the above, Shareholder shall not have any liability under Section 6.2(a)(i) above (i) unless the aggregate of all Purchaser Losses for which Shareholder would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to the Basket, and then only to the extent of such excess, (ii) for amounts in excess of the Cap, in the aggregate, and (iii) unless Purchaser has asserted a claim with respect to the matters set forth in Sections 6.2(a)(i), or 6.2(a)(iii) to the extent applicable to Section 6.2(a)(i), within 12 months of the Closing Date, except with respect to the matters arising under Sections 2.18(a), 2.19, 2.20 or 2.24, in which event Purchaser must have asserted a claim within the applicable statute of limitations; provided, however, that notwithstanding the foregoing clauses (i) and (ii), neither the Basket nor the Cap shall apply to or limit any liability relating to the Software Development Agreement, regardless of whether that contract, or any litigation or threat thereof, is disclosed in connection herewith.

         6.3      NOTIFICATION OF CLAIMS; ELECTION TO DEFEND.

                  (a)      A party entitled to be indemnified pursuant to
Section 6.1 or 6.2, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification hereunder. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article VIII within 30 days after the receipt of written notice thereof from the Indemnified Party. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 10% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

                  (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 6.3(a), and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 6.1 or 6.2, as the case may be, then the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel reasonably acceptable to the Indemnified Party to defend any such Claim asserted against the Indemnified Party. Notwithstanding anything to the contrary in the preceding sentence, if the Indemnified Party (i) reasonably believes that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of the Indemnifying Party with respect to such Claim (or portion thereof) and (ii) promptly notifies the Indemnifying Party, in writing, of the nature of such conflict, then the Indemnified Party shall be entitled to choose, at the sole cost and expense of the Indemnifying Party, independent counsel to defend such Claim (or the conflicting portion thereof). The Indemnified Party shall have the right to participate in the defense of any Claim, at its own expense (except to the extent provided in the preceding sentence), but the Indemnifying Party shall retain control over such litigation (except as provided in the preceding sentence). The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a Claim) after receipt of the notice of Claim given by the Indemnified Party to the Indemnifying Party under Section 6.3(a), of its election to defend in good faith any such third party Claim. For so long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in writing, to keep such records and other materials confidential except (i) to the extent required for defense of the relevant Claim, or (ii) as required by law, rule or regulation or court order. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligation to do so. Within 30 days after a final determination (including a settlement) has been reached with respect to any Claim contested pursuant to this Section 6.3(b), the Indemnifying Party shall satisfy its obligations hereunder with respect thereto. Any amount paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 10% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment. If the Indemnifying Party has assumed the defense of a third party Claim in accordance with this Section 6.3, then the Indemnifying Party shall have the right to settle such Claim, provided that (i) it is solely for money damages and (ii) the Indemnifying Party has made arrangements for the payment of such damages in a manner reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, if the Indemnifying Party does not receive timely notice of a third party Claim, then its obligations to indemnify terminate to the extent that it has been materially and irrevocably prejudiced thereby.

         6.4 DETERMINATION OF LOSS AND AMOUNT. For purposes of determining whether any Loss has occurred, or the amount of any such Loss, the representations, warranties, covenants and agreements of the parties set forth herein or in any other instrument, certificate or affidavit delivered in connection herewith shall be considered without regard to any materiality or knowledge qualifier set forth herein or therein.

         6.5 REMEDY. Indemnification shall be the exclusive post-Closing remedy hereunder.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of Purchaser and Shareholder;

                  (b) by Shareholder, upon a material breach hereof on the part of Purchaser which has not been cured and which would cause any condition set forth in Section 5.1 to be incapable of being satisfied by November 1, 2000;

                  (c) by Purchaser, upon a material breach hereof on the part of Webcat or Shareholder which has not been cured and which would cause any condition set forth in Section 5.2 to be incapable of being satisfied by November 1, 2000;

                  (d) by Purchaser or Webcat if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Acquisition and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; or

                  (e) by either Purchaser or Webcat if the Acquisition shall not have been consummated on or before November 1, 2000 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations hereunder).

         7.2      FEES AND EXPENSES.

                  (a) Whether or not the Acquisition is consummated, all costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that Shareholder shall pay all fees and expenses (including agents, counsel and other advisors) of Webcat and itself.

                  (b) If the Acquisition is not consummated because of a material breach hereof by any party, then the nonbreaching party or parties shall be entitled to pursue all legal and equitable remedies against the breaching party for such breach, including (as to Purchaser, in addition to its remedies at law or otherwise in equity) specific performance, and all fees and expenses incurred by the nonbreaching party or parties in connection with enforcing its or their rights hereunder with respect to such breach shall be paid by the breaching party.

                  (c) Webcat and Shareholder hereby acknowledge that Webcat, the Webcat Business, properties and assets, and the Stock are unique, and that Purchaser has no adequate remedy at law if Webcat or Shareholder materially breaches this Agreement; and Purchaser is therefore entitled to bring an action for specific performance hereof, and Webcat and Shareholder agree that they shall not contest any such action on the grounds that Purchaser has an adequate remedy at law.

         7.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         7.4 WAIVER. At any time prior to the Closing Date, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL; RECOURSE. None of the agreements contained herein shall survive the Acquisition, except that (i) the covenants contained in
Article IV and the obligations to indemnify contained in Article VI shall survive the Acquisition indefinitely (except to the extent a shorter period of time is explicitly specified therein) and (ii) the representations and warranties made in Articles II and III shall survive the Acquisition, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Webcat or Purchaser, and shall bind the legal representatives, assigns and successors of Webcat, Shareholder and Purchaser, for a period of 12 months after the Closing Date (other than the representations and warranties contained in Sections 2.18(a), 2.19, 2.20 and 2.24, which shall survive for the applicable statute of limitations).

         8.2 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by fax (with confirmation of receipt), by recognized overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Webcat or Shareholder:        C/o Webcat Online Inc.
                                             10515 King William Dr.
                                             Dallas, TX 75220
                                             Attention: Mr. Roy Truitt and Mr. Dave Silver
                                             Telephone: (972) 869-4600
                                             Fax:       (972) 869-8050

         With a copy to:                     Gardere & Wynne, LLP
                                             1601 Elm St., Ste. 3000
                                             Dallas, TX 75201
                                             Attention: Larry Goldstein and David Earhart
                                             Telephone: (214) 999-3000
                                             Fax:       (214) 999-3564

         If to Purchaser:                    sTupidPC, Inc.
                                             6690 Jones Mill Ct., Ste. A
                                             Norcross, GA 30092
                                             Attention: Mr. Bart Brannon
                                             Telephone: (770) 448-4150
                                             Fax:       (770) 448-2356

         With a copy to:                     Red Hot Law Group of Ashley LLC
                                             817 West Peachtree St., Ste. 400
                                             Atlanta, GA 30308
                                             Attention: Mike Siavage and Bob Portnoy
                                             Telephone: (404) 575-1900
                                             Fax:       (404) 575-1901

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

         8.3 ENTIRE AGREEMENT. The exhibits and schedules hereto are incorporated herein by reference. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein.

         8.4 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

         8.5 GOVERNING LAW. This Agreement, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

         8.6 HEADINGS; INTERPRETATION; INCORPORATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereof," "hereto," "hereunder" or the like shall refer to this Agreement as a whole. The words "include" or "including" shall be by way of example rather than by limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship hereof. References to Sections, Articles, Schedules or Exhibits shall, unless the context otherwise requires, be to Sections, Schedules or Exhibits hereof. The Schedules and Exhibits hereto are incorporated herein by reference.

         8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, including by fax, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

         8.8 SEVERABILITY. If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions hereof shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         8.9      CERTAIN DEFINITIONS.  As used herein:

                  (a) the term "Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the Webcat Real Property or interfering with the ordinary conduct of any of the Webcat Business; and (e) those Liens listed on Schedule 8.9;

                  (b) (i) any representation or warranty stated to be made "to the knowledge" of a party shall refer to such party's actual knowledge and also to knowledge that a reasonably prudent business person would have had; and
(ii) any representation or warranty stated to be made "to the knowledge of Webcat" shall refer to the knowledge, subject to clause (i) above, of Shareholder, Roy Truitt or Dave Silver; and

                  (c) the term "subsidiary" or "subsidiaries" means, any Entity of which the relevant party (either alone or through or together with any other subsidiary) owns, directly or indirectly, stock or other equity interests the holders of which are entitled to more than 50% of the vote for the election of the board of directors or other governing body of such Entity.

                      - SIGNATURES ON THE FOLLOWING PAGE -

         IN WITNESS WHEREOF, Purchaser, Webcat and Shareholder have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first written above.

                               "WEBCAT"

                               WEBCAT ONLINE, INC.



                               By:  /s/
                                  -------------------------------------------
                               Name:
                                    -----------------------------------------
                               Title:   CEO
                                     ----------------------------------------

                               "PURCHASER"

                               STUPIDPC, INC.



                               By:  /s/ Bart Brannon
                                  -------------------------------------------
                               Name:    Bart Brannon
                                    -----------------------------------------
                               Title:   President/CEO
                                     ----------------------------------------


                               "SHAREHOLDER"

                               TRUCO ENTERPRISES, INC.



                               By:  /s/
                                  -------------------------------------------
                               Name:
                                    -----------------------------------------
                               Title: CEO
                                     ----------------------------------------

                                  Schedule 2.1
                      States Where Qualified to do Business


1.       Texas

                                  Schedule 2.5
                         Conflicts, Filings and Consents


Third party consents required (and being sought by Shareholder and Webcat):

1. Assignment of Commercial Lease for office space at 10537 King William Dr., Dallas, TX, from Truco Enterprises, Inc. to Webcat Online, Inc.

2. Assignment of Quick Lease Agreement for computer equipment leased from IBM Credit Corporation, from Truco Enterprises, Inc. to Webcat Online, Inc.

                                  Schedule 2.7
                               Absence of Changes

NONE

                                  Schedule 2.8
                      Undisclosed Liabilities - Exceptions


         a) Promissory Note for $22,790.00, dated July 31, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         b) Promissory Note for $39,906.59, dated June 30, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         c) Promissory Note for $22,474.48, dated May 31, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         d) Promissory Note for $50,420.14, dated April 30, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         e) Promissory Note for $60,132.78, dated March 31, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         f) Promissory Note for $33,407.43, dated February 29, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         g) Promissory Note for $31,365.16, dated January 31, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         h) Promissory Note for $56,836.80, dated December 31, 1999, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         i) Promissory Note for $15,948.12, dated November 30, 1999, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         j) Promissory Note for $38,544.73, dated October 31, 1999, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         k) Promissory Note for $20,397.98, dated September 30, 1999, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         l) Promissory Note for $53,291.91, dated August 31, 1999, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         m) Promissory Note for $48,234.59, dated July 31, 1999, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

         n) Promissory Note for $25,468.80, dated August 31, 2000, between the Company ("Promisor") and Truco Enterprises, Inc. ("Payee").

                                  Schedule 2.9
                        Title to Properties - Exceptions


1. Lease between IBM Credit Corporation and Truco Enterprises, Inc, dated February 4, 1998. Lease is for various computer equipment being used by Webcat.

2. Equipment Lease Agreement between Webcat Online, Inc., and The Manifest Group, dated September 29, 1999. Lease is for various computer equipment being used by Webcat.

                                  Schedule 2.10
                                 Equipment List


See attached Fixed Asset Listing

                                Schedule 2.11(a)
                          Intellectual Property Rights

NONE

                                Schedule 2.11(b)
                                    Software

DRPPG - PHYSICIANS

MINIWEBCAT

SUPERWEBCAT

HUBFINDER

SOMWBA FINDER

QISV

TRA

                                Schedule 2.11(c)
                                  Domain Names

-        webcatonline.net
-        miniwebcat.com
-        superwebcat.com
-        somwbafinder.com
-        miniwebcatbasic.com
-        webcatmall.com
-        smallbizmagic.com
-        greatmallsoffire.com
-        miniwebcatec.com
-        superwebcatplus.com
-        webcatonline.com

                                Schedule 2.11(d)
                Exceptions to Protection of Intellectual Property

The following current and former employees never signed any confidentiality agreements with Webcat Online, Inc.:

      -    Bernie Kraft
      -    Larry Luby
      -    Brant Messinger
      -    Tim Manders
      -    Don Skelton
      -    Moses Padron
      -    Rick McGraw
      -    Paul Brani
      -    Tyler Davis
      -    Jim Casey
      -    Chris Venning, III
      -    Kim Marx
      -    Chris Marx
      -    Jim Seaborg

                                  Schedule 2.12
                                  Real Property

NONE

                                  Schedule 2.13
                           Webcat Online, Inc. Leases


1. Commercial Lease for office space at 10537 King William Drive, Dallas, Texas, 75220, between Truco Enterprises, Inc. and Warehouse Properties, dated November 17, 1998.

2. Quick Lease Agreement for computer equipment between Truco Enterprises, Inc. and IBM Credit Corporation, dated February 4, 1998.

3. Equipment Lease Agreement for computer equipment between Webcat Online, Inc. and The Manifest Group, dated September 29, 1999.

                                  Schedule 2.14
                          Webcat Online, Inc. Contracts

1. Access Service Agreement and Service Order between Webcat Online, Inc. and Verio, Inc.

2. Quick Lease Agreement for computer equipment between Truco Enterprises, Inc. and IBM Credit Corporation, dated February 4, 1998.

3. Commercial Lease for office space at 10537 King William Drive, Dallas, Texas, 75220, between Truco Enterprises, Inc. and Warehouse Properties, dated November 17, 1998.

4. Equipment Lease Agreement for computer equipment between Webcat Online, Inc. and The Manifest Group, dated September 29, 1999.

5. Agreement between Truco Enterprises, Inc. and Webcat Online, Inc. regarding website hosting.

                                  Schedule 2.15
                             Officers and Directors


Roy L. Truitt     CEO, Secretary and Director
David L. Silver   President and Director

                                  Schedule 2.16
                           Extraordinary Compensation

NONE

                                  Schedule 2.17
                                   Litigation

NONE

Schedule 2.18
                     Employee Benefit Plans/Labor Relations

1.       Truco Enterprises 401(k)
2.       Truco Enterprises 125 Cafeteria Plan
3.       Truco Humana Employers Health Plan
4.       Disability & ADD insurance

                                  Schedule 2.19
                                      ERISA

NONE

                                  Schedule 2.20
                               Taxes - Exceptions

NONE

                                  Schedule 2.21
                                     Permits

1.       Texas Sales and Use Tax Permit, Taxpayer Number 1-75-2724796-3.

                                  Schedule 2.23
                                     Brokers

1.       Bruce Schindler

                                  Schedule 2.25
                  Interest in Customers, Suppliers, Competitors

NONE

                                  Schedule 2.28
                                    Insurance

1.       Atlantic Mutual Policy #40-15-13
2.       Association Casualty Insurance Policy Number AC-WC-017231

                                  Schedule 3.3
                          Conflicts, Filings, Consents

1.       Board of Directors of sTupidPC, Inc. (subsection d)
2. The Webcat Stock is being pledged to one or more investors in sTupidPC, Inc. in connection with financing of the Acquisition.

                                  Schedule 3.4
                                   Litigation

1. Highwoods Realty Limited Partnership v. sTupidPC, Inc., Case No. 00CVD7341, General Court of Justice, District Court Division, Forsyth County, North Carolina. Plaintiff is claiming damages in excess of $123,000 for breach of a Lease Agreement, dated November 12, 1999.

                                  Schedule 3.5
                                     Brokers

NONE

                                  Schedule 3.7
                        Disclosure of Certain Information

1. Although correctly reflected in the Company's Form SB-2, the notes to the auditors' financial statements in its most recent Forms 10K-SB and 10Q-SB do not reflect the authorized capital structure as set forth in the Company's Revised and Restated Articles of Incorporation (attached to the Company's Closing Certificate).

                                 Schedule 5.1(b)
                          Consents Required for Closing

1.       sTupid PC, Inc. Board of Directors

                                 Schedule 5.2(c)
                                    Consents

1.       Board of Directors of Truco Enterprises, Inc.
2.       Board of Directors of Webcat Online, Inc.

                                  Schedule 8.9
                                 Permitted Liens

NONE

                                   EXHIBIT "A"

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH STATE LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND SUCH STATE LAWS.


                                 STUPIDPC, INC.
                             STOCK PURCHASE WARRANT

                                  COMMON STOCK
Warrant No. __                                                       Atlanta, GA
Original Issue Date:  September __, 2000                          500,000 shares


         THIS CERTIFIES THAT, FOR VALUE RECEIVED, TRUCO ENTERPRISES, INC., a Texas corporation (the "Holder"), is entitled, subject to the terms and conditions hereof, any time or from time to time on or after the Original Issue Date set forth above until 5:00 p.m., Eastern Time, on the tenth anniversary of the Original Issue Date set forth above, or if such date is not a day on which the Company is open for business, then the next succeeding day on which the Company is open for business (such date is the "Expiration Date"), but not thereafter, to purchase up to Five Hundred Thousand shares of the no par value Common Stock ("Common Stock") of STUPIDPC, INC., a Georgia corporation (the "Company"), at the price of $1.00 per share (the "Exercise Price"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. The shares of Common Stock issuable from time to time upon exercise hereof are sometimes referred to herein as the "Warrant Shares."

         This Warrant is subject to the following additional terms and conditions:

         SECTION 1.1 VESTING OF WARRANT. This Warrant is granted in consideration of the extinguishment of $500,000 of debt of Webcat Online, Inc. to the Holder. The Warrant Shares granted under this Warrant are, subject to the other provisions hereof, fully vested and exercisable.

         SECTION 1.2 TRANSFERABILITY AND AUTHORIZATION.

           (a) Restrictions on Transfer; Registration of Transfers and Exchanges. Notwithstanding any implication to the contrary contained herein, the Warrant may not be transferred by Holder prior to exercise, and any attempt to transfer the Warrant shall be void and of no force and effect. Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act, the transferring Holder shall deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act and applicable state laws. No Warrants may be transferred to any successor holder unless the issuance of Warrant Shares to such holder upon the exercise of such Warrants would be exempt from registration under the Securities Act. Notwithstanding the foregoing, each holder of Warrants or Warrant Shares agrees that it shall not transfer such securities for 180 days after any public offering of Common Stock (or security convertible into Common Stock) by the Company unless the managing underwriter for such offering decides such restriction is unnecessary, and each holder agrees to execute any agreement or document reasonably requested by any such underwriter which relates to such restriction.

           Subject to the foregoing, upon any registration of transfer, a new Warrant shall be issued to the transferee holder(s) and the surrendered Warrant shall be canceled and disposed of by the Company.

         (b) Authorization of Shares. All shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant will be, upon exercise of this Warrant in accordance with Section 2 hereof, duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company will, until the earlier of exercise of this Warrant or the Expiration Date, reserve the number of Warrant Shares required to satisfy its obligation hereunder.

         SECTION 2. EXERCISE OF WARRANT.

         (a) Exercise Notice. This Warrant may, at the option of the holder, be exercised in whole or in part from time to time by delivering to the Company at its principal business office, to the attention of the Chief Executive Officer, or to any transfer agent for the Common Stock, on or before 5:00 p.m., Eastern Time, on the Expiration Date, (i) a written notice of such holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the holder or, if applicable, an authorized officer thereof; (ii) the aggregate exercise price, payable at the holder's election (A) in cash, by certified or official bank check payable to the order of the Company, in an amount equal to the product of the Exercise Price MULTIPLIED BY the number of Warrant Shares specified in the Exercise Notice, (B) by delivering for surrender and cancellation to the Company, such portion of this Warrant with an aggregate Surrender Value (as hereinafter defined), as of the date of such exercise, equal to such product, or (C) through any combination thereof; and (iii) this Warrant (the items specified in (i), (ii) and (iii) are collectively the "Exercise Materials"). If a mutilated Warrant is surrendered to the Company, or if the holder claims and submits an affidavit or other evidence satisfactory to the Company to the effect that the Warrant has been lost, destroyed or wrongfully taken, then the Company will issue a replacement Warrant Certificate; provided, however, that the Company may reasonably require that any such holder must furnish an indemnity bond, or other form of indemnity, sufficient in the reasonable judgment of the Company to protect the Company from any loss that it may suffer if a Warrant is replaced in such circumstances. For purposes of clause (ii) above, the "Surrender Value" of this Warrant is equal to the Fair Market Value, as of the date of such surrender, of the Warrant Shares issuable upon the exercise hereof, MINUS the aggregate Exercise Price of this Warrant; and such "Fair Market Value" means (x) if shares of the Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the 20 trading days before such date; (y) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the Nasdaq Stock Market or, if such shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company; or (z) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the Fair Market Value of a Warrant Share as determined in good faith by the Company's Board of Directors.

         (b) Effective Date. Upon timely receipt of the Exercise Materials, the Company will, as promptly as practicable, execute or cause to be executed and delivered to the holder one or more certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, and (x) if the Warrant is exercised in full, a copy of this Warrant marked "Exercised" or (y) if the Warrant is partially exercised, a copy of this Warrant marked "Partially Exercised" together with a new Warrant on the same terms for the unexercised balance of the Warrant Shares. The stock certificate(s) shall be registered in the name of the holder of this Warrant or such other name or names as shall be designated in the Exercise Notice in accordance herewith. The date on which the Warrant shall be deemed to have been exercised (the "Effective Date"), also being the date on which the person or entity in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of the stock certificate(s), except that, if such date is not a business day of the Company, then the Effective Date shall be the next succeeding such business day.

         SECTION 3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. If the Company (1) pays a dividend or makes a distribution on its Common Stock in shares of its stock, (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares, or (4) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassification arising solely as a result of a change in the par value or no par value of the Common Stock), then the number of Warrant Shares issuable hereunder and the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which it would have received immediately following such action if such Warrant had been exercised immediately prior to such action for the same aggregate consideration that such holder would have paid if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock unless (i) the Warrant holder also receives such dividend or distribution on a ratable basis or (ii) the appropriate adjustment to the number of Warrant Shares issuable hereunder and Exercise Price is made under this Section 3.

         SECTION 4. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER.

         (a) Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company that does not constitute a Mandatory Exercise Transaction as defined in Section 4(b) (a "Conversion Transaction"), the Company shall, as a condition precedent to any such Conversion Transaction, cause effective provisions to be made so that Holder shall have the right thereafter by exercising this Warrant, at any time prior to the Expiration Date, to purchase the kind and amount of shares of stock and other securities and property receivable upon the consummation of such Conversion Transaction by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Conversion Transaction. Any such provision shall include provision for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions will similarly apply to successive Conversion Transactions. Notwithstanding any implication to the contrary, any transaction that constitutes a Mandatory Exercise Transaction under Section 4(b) shall not be deemed to constitute a Conversion Transaction.

         (b) Mandatory Exercise of Warrant Rights. For so long as this Warrant shall be outstanding, if the Company proposes to enter into a Mandatory Exercise Transaction (as hereinafter defined), then in any such case, the Company will cause to be mailed to the holder, at the address of such holder as shown on the books of the Company, at least 20 days prior to the date such proposed Mandatory Exercise Transaction is to be effectuated, a notice containing (i) a brief description of the proposed Mandatory Exercise Transaction; and (ii) the date upon which such proposed Mandatory Exercise Transaction is to take place. The failure to give such notice, however, shall not affect the validity of any proposed Mandatory Exercise Transaction for which the notice was required to be given but shall relieve the holder of its obligation to exercise its warrants pursuant to this provision. During the period beginning on the date of the Company's giving of such notice and ending on the date which is five days prior to the date upon which such proposed Mandatory Exercise Transaction is to take place, as set forth in the notice (the "Mandatory Exercise Period"), the holder must exercise the right, in accordance herewith, to purchase all of the Warrant Shares which the holder is entitled to purchase hereunder. If the holder fails to so exercise such right within the Mandatory Exercise Period, then (unless the Company has failed to give the notice required hereunder) this Warrant shall immediately become canceled, null and void, and of no further legal force or effect. For purposes hereof, a "Mandatory Exercise Transaction" shall mean any of the following: (A) any merger or consolidation of the Company with or into any corporation or other entity that is not a wholly-owned subsidiary of the Company, other than a merger in which the Company or a wholly-owned subsidiary of the Company is the surviving corporation; (B) any sale or disposition of all or substantially all of the assets of the Company to a person or entity other than a wholly-owned subsidiary of the Company; or (C) any other transaction or series of transactions, including stock purchases, recapitalizations, combinations and consolidations, pursuant to which one or more third parties acquires 80% or more of the Company.

         SECTION 5. NOTICE OF ADJUSTMENTS. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days after any such adjustment, shall give written notice thereof to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. The absence of such notice shall not be deemed to nullify the effect of any such adjustment.

           SECTION 6. CHARGES, TAXES AND EXPENSES. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrant, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of the Warrant and payment of the aggregate Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrant or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrant to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid. Without limiting the generality of the foregoing, in the event that certificates for shares of Common Stock are requested to be issued in a name other than the name of the holder, this Warrant when surrendered for exercise shall, subject to all other applicable conditions hereof, be accompanied by an instrument of transfer in form and substance satisfactory to the Company, duly executed by the holder.

         SECTION 7. CERTAIN OBLIGATIONS OF THE COMPANY. The Company agrees that it will not establish or increase the par value of the shares of any Common Stock which are issuable upon exercise of this Warrant above the then prevailing Exercise Price hereunder and that, before taking any action which would cause an adjustment reducing the Exercise Price hereunder below the then par value, if any, of the shares of any Common Stock issuable upon exercise hereof, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non assessable shares of Common Stock at the Exercise Price as so adjusted.

         SECTION 8. MISCELLANEOUS.

         (a) This Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and, subject to restrictions on transfer described or referred to herein, of the holder and of the Common Stock issued or issuable upon the exercise hereof. The Company shall be entitled to deem and treat the registered holder hereof as the absolute owner of the Warrant, including for the purpose of any exercise hereof, notwithstanding any purported notice to the contrary.

         (b) No holder of this Warrant, as such, shall be entitled to vote or receive dividends (except as provided in Section 3 or be deemed to be a stockholder of the Company for any purpose.

         (c) This Warrant may be divided into separate Warrants covering one Warrant Share or any whole multiple thereof, for the total number of Warrant Shares then issuable upon exercise of this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein, subject to restrictions on transfer described or referred to herein.

         (d) Section headings are for convenience of reference only. "Including" means including, without limitation.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by its duly authorized officers and its corporate seal to be affixed hereto, as of the Original Issue Date.

                                     STUPIDPC, INC.,


                                     By:
                                        ----------------------------------------


                                     [SEAL]

                           FORM OF NOTICE OF EXERCISE

                  [To be signed only upon exercise of Warrant]

To: STUPIDPC, INC.


         The undersigned holder of the attached Stock Purchase Warrant (the "Warrant") hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, [all] [_________________] [cross out inapplicable phrase] of the number of whole shares of Common Stock of STUPIDPC, INC. issuable upon exercise of the Warrant and hereby surrenders the Warrant and delivers to STUPIDPC, Inc., the aggregate Exercise Price for such shares, in accordance with the Warrant.

         The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________ and social security or tax identification number is
______________.


         If such number of shares is less than all of the shares of Common Stock purchasable under the Warrant, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of the undersigned at the foregoing address.



By:
   -----------------------------------------

Dated:
        ------------------------------------

                                     NOTICE

         The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                   EXHIBIT "B"

                                 STUPIDPC, INC.

                               CLOSING CERTIFICATE

                  I, Bart Brannon, do hereby certify in my official capacity and not individually that:

         1. I am the duly elected, qualified and acting Secretary of sTupidPC, Inc., a Georgia corporation ("Purchaser").

         2. I am familiar with the terms of the Purchase and Sale Agreement dated as of the ____ day of September, 2000 ("Purchase Agreement") by and among Purchaser, Webcat Online, Inc. ("Webcat"), and Truco Enterprises, Inc.

         3. I make this Certificate on behalf of Purchaser pursuant to the provisions of Section 5.1(d) of the Purchase Agreement with the intention that it shall be relied upon by Webcat.

         4. Purchaser has performed in all material respects all agreements, obligations and covenants contained in the Purchase Agreement required to be performed by it at or prior to the "Closing Date" (as defined in the Purchase Agreement).

         5. Purchaser's representations and warranties contained in the Purchase Agreement are true and correct in all material respects as of the date hereof, as if made at and as of such time (except for representations and warranties made as of a specified date, which need only be true as of such date), except as otherwise provided in the Purchase Agreement.

         6. Attached hereto as Annex "A" is a true and correct copy of the Articles of Incorporation of Purchaser. No amendment to or modification of such Articles of Purchaser has been made since the date thereof, nor have any resolutions been adopted, or other actions been taken, by the Board of Directors or shareholders of Purchaser for the purpose of effecting any such amendment or modification. No resolution has been adopted by the Board of Directors or shareholders of Purchaser contemplating the merger, liquidation or dissolution of Purchaser.

         7. Attached hereto as Annex "B" is a true and correct copy of the Bylaws of Purchaser. No amendment to or modification of the Bylaws of Purchaser has been made, nor has any action been taken by the Board of Directors or shareholders of Purchaser for the purposes of effecting any such amendment or modification.

         8. Attached hereto as Annex "C" is a true and correct copy of resolutions duly adopted by the Board of Directors of Purchaser dated September __, 2000. The resolutions set forth in Annex "C" were duly adopted and have not been amended or revoked and are now in full force and effect.

         9. The persons named below are, as of the date hereof, duly elected and qualified officers of Purchaser, holding the respective offices set forth opposite their names below, and their signatures are set forth opposite their names below:

         Name                       Title                   Signature
         ----                       -----                   ---------
Stephen B. (Bart) Brannon           President               ____________________
Stephen B. (Bart) Brannon           Secretary               ____________________





         IN WITNESS WHEREOF, I have executed this Certificate in my official capacity, as of this ______ day of ___________________, 2000.



                                              ______________________, Secretary

                                    ANNEX "A"



                            ARTICLES OF INCORPORATION



                                [ATTACHED HERETO]

                                    ANNEX "B"



                                     BYLAWS



                                [ATTACHED HERETO]

                                    ANNEX "C"

                                   RESOLUTIONS


                                [ATTACHED HERETO]

                                   EXHIBIT "C"

                  CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

                  THIS AGREEMENT is made and entered into on the date set forth below, by and between sTupidPC, Inc., a Georgia corporation ("Company," including, where the context permits, its subsidiaries), and the undersigned Company employee or contractor ("Undersigned").

                  For and in consideration of the retention or continued retention of Undersigned by Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Undersigned recognizes and acknowledges that Company has developed or retains certain Trade Secrets (as defined below) and Confidential Information (as defined below) which are not generally available to the public, and will continue to invest considerable effort and expense in developing unique and distinctive products and services. Due to the nature of Undersigned's relationship with Company, Undersigned may have frequent direct and indirect contact with various clients of Company and may be presented with, have access to, and/or participate in the development of both Trade Secrets and Confidential Information. These Trade Secrets and Confidential Information constitute valuable, special and unique assets of both Company and its clients. Any misappropriation, unauthorized use or disclosure of such Confidential Information and Trade Secrets would cause irreparable harm to Company. Undersigned recognizes and agrees that Company must take reasonable steps to safeguard the confidentiality of such information.

         2. For the reasons recited above, Undersigned covenants and agrees to all of the following:

                  (a) During the term of this Agreement and for a period of three years after termination of this Agreement for any reason, and, with respect to Trade Secrets, for as long as they continue to be Trade Secrets of Company, Undersigned will hold in a confidential capacity for the benefit of Company, and shall not directly or indirectly use or disclose, except as authorized by Company in connection with the performance of Undersigned's duties, any Confidential Information or Trade Secrets that Undersigned may have or acquire (whether or not developed or compiled by Undersigned) prior to or during the term of this Agreement.

                  (b) Upon request of Company, and in any event upon the termination of employment with Company for any reason, Undersigned will deliver to Company all memoranda, notes, records, media, documentation, disks, manuals, files, other documents and tangible materials of any kind, and all copies thereof in any form, concerning or containing Trade Secrets or Confidential Information that are in Undersigned's possession, whether made or compiled by Undersigned or furnished to Undersigned by Company.

                  (c) All Works (as defined below) shall be and remain the property of Company. Undersigned will promptly disclose to Company any such Works. Undersigned assigns to Company all right, title and interest in and to any and all Works, information, proprietary and property rights therein. Undersigned shall perform any acts that may be deemed necessary or desirable by Company to evidence more fully transfer of ownership of the Works to Company to the fullest extent possible, including the making of further written assignments in a form determined by Company.

         3. For purposes of this Agreement, the following definitions shall apply:

                  (a) "Trade Secrets" means information including technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which:
(i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information described in this paragraph that Company obtains from another party that Company treats as proprietary or designates as Trade Secrets, whether or not owned or developed by Company. Trade Secrets shall include to the extent consistent with the foregoing, source and object code, flowcharts, algorithms, coding sheets, sub-routines, compilers, assemblers, design concepts and related technical documentation and manuals.

                  (b) "Confidential Information" means data or information, other than Trade Secrets, that is of value to Company and is not generally known to competitors of Company. To the extent consistent with the foregoing, Confidential Information includes lists of any information about Company's executives and employees, marketing techniques, price lists, pricing policies, Company's business methods, and contracts and contractual relations with Company's customers and suppliers. Confidential Information also includes any information described in the paragraph which Company obtains from another party and which Company treats as proprietary or designates as confidential information, whether or not owned or developed by Company.

                  (c) "Works" means any and all works of authorship, inventions, discoveries, and work product, whether or not patentable, and in whatever form, which have been or are created, made or developed by Undersigned in the course of employment, and relates in any way to the current or future business of Company.

                  (d) The terms "Trade Secrets" and "Confidential Information" shall not include any materials or information of the types specified above to the extent that such materials or information: (i) are or become publicly known by others engaged in the same business or activities in which Company utilized, developed or otherwise acquired such information; or
(ii) are known to Undersigned prior to employment, having been lawfully received from parties other than Company; or (iii) are furnished to others by Company with no restriction on disclosure. Failure to mark any of the Trade Secrets or Confidential Information as confidential shall not affect their status as Trade Secrets or Confidential Information under this Agreement.

                  (e)      "Including" means including, without limitation.

         4. Undersigned agrees that Undersigned, during his business relationship with Company and for a period of one year following his termination of business relationship with Company for any reason, will not solicit for employment, attempt to employ or affirmatively assist any other person or entity in employing or soliciting for employment any person employed by Company.

         5. If any provision or any part of any provision of this Agreement shall not be valid for any reason, then such provision shall be entirely severable from, and shall have no effect upon, the remainder of this Agreement. Any such invalid provision shall be subject to partial enforcement to the extent necessary to protect the interest of Company.

         6. This Agreement shall inure to the benefit of, and be binding upon, any successor in interest of Company, whether by merger, consolidation, transfer of all or substantially all of Company's assets or otherwise, and this Agreement shall be binding upon the Undersigned's heirs, administrators, executors, successors and assigns.

         7. This Agreement and the rights and liabilities of the parties to the Agreement will be determined in accordance with the internal laws of the State of Georgia.

         8. The intent of this Agreement is to provide Company with all remedies afforded to it under applicable law. Undersigned acknowledges and agrees that Company will suffer irreparable harm in the event Undersigned breaches any of Undersigned's obligations under this Agreement and that monetary damages may be inadequate to compensate Company for such breaches. Accordingly, Undersigned agrees that Company will, in addition to any other remedies available to it at law or equity, be entitled to injunctive relief to enforce the terms of this Agreement.

         9. This Agreement together with, if applicable, the employment or consulting agreement between the parties constitute the entire agreement between Company and Undersigned with respect to the subject matter hereof, and supersedes any prior agreements or understandings, whether oral or written, between Company and Undersigned with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing, signed by both of the parties.

         IN WITNESS WHEREOF, Company and Undersigned have executed this Agreement this _______day of __________________, 2000.



    STUPIDPC, INC.                              UNDERSIGNED:

    BY:
        ------------------------------          --------------------------------

    NAME:                                       Print Name:
          ----------------------------                      --------------------

    TITLE:
          ----------------------------

                                  EXHIBIT "D-1"
                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made as of this ____ day of September, 2000, by and between sTupidPC, Inc., a Georgia corporation ("Company"), and Truco Enterprises, Inc., a Texas corporation ("Consultant").

         Whereas, (i) Company has entered into a Purchase and Sale Agreement, dated as of September __, 2000 ("Purchase Agreement") with Consultant and Webcat Online, Inc. ("Webcat"), providing for Company to purchase 51% of the capital stock in Webcat; (ii) Company desires to obtain consulting and similar services and Consultant desires to contract with Company to perform such services; and
(iii) in connection with the business relationship between the parties, Consultant has or will have access to Trade Secrets and Confidential Information and frequent opportunity for contact with business partners, affiliates, investors, contractors, joint venture partners, distributors, vendors, suppliers and customers ("Business Contacts") of Company or Webcat (collectively with Company, "Company Group"), including Sam's Club, who use, license or purchase Company technology, goods or services in some manner;

        Now, therefore, in consideration hereof and of Company consummating the transaction contemplated in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Consultancy. Consultant shall serve as an independent consultant to Company for a period commencing on the date hereof and continuing for a period of two years (together with any extension agreed upon in writing by the parties, the "Term").

         2. Consideration. Company will compensate Consultant, in equal monthly installments, as follows: (a) in the first year, 48,000 shares of Company's Common Stock, to be registered in connection with the registration of "Purchaser Shares" as defined in the Purchase Agreement; and (b) in the second year, $48,000. Any expenses incurred by Consultant in connection with services rendered hereunder shall be subject to Company's prior written approval. Expenses shall be reimbursable only if reasonable and actually incurred, supported by itemized receipts, and in accordance with any Company rules, policies or guidelines furnished to Consultant from time to time.

         3. Confidentiality. Company has invested and will continue to invest considerable effort and expense in the development of technology and the provision of products and services, and has taken steps and will continue to take steps necessary to protect the secrecy of the Confidential Information and Trade Secrets of Company Group and its Business Contacts, as applicable.

                  (a) Consultant acknowledges and agrees that Consultant's position with Company will afford Consultant an opportunity to access Confidential Information and Trade Secrets of Company Group and its Business Contacts which are not generally available to the public. The misappropriation, unauthorized use or disclosure of such Confidential Information and Trade Secrets may or could cause irreparable harm to Company and its Business Contacts. Consultant recognizes and agrees that Company shall have the right to take reasonable steps to safeguard the confidentiality of such information.

                  (b) Consultant agrees to hold the Confidential Information and Trade Secrets in a confidential capacity for the benefit of Company and its Business Contacts and shall not directly or indirectly use or disclose, except as authorized by Company, any Confidential Information and Trade Secrets that Company Group may have or acquire (whether or not developed or compiled by Company) during the Term.

                  (c) Consultant agrees not to divulge, and to make all reasonable efforts to prevent from disclosure, to any Person, either during or after the Term, any Confidential Information or Trade Secrets obtained or developed by Consultant during the Term. Immediately upon the expiration or termination hereof, Consultant agrees to deliver to Company all documents which are furnished by Company Group to Consultant, which were prepared by Consultant in performance of the Services, or which Consultant otherwise received in connection with the provision of Services. Consultant shall use Confidential Information only in performance of the Services. After expiration or earlier termination hereof, Consultant shall make no further use of any Confidential Information.

                  (d) Consultant's nondisclosure and confidentiality obligations as set forth herein shall remain in effect with respect to Trade Secrets, for so long as Company Group or the Business Contact is entitled to protection of rights in such Trade Secrets under applicable law, and with respect to Confidential Information during the Term and for a period of three years thereafter.

The foregoing obligations shall survive the Term.

         4. Inventions. All Inventions (as they pertain to the business of the Company or Webcat) shall be works made for hire (including as such term is defined in 17 U.S.C. Section 101, et. seq.) and shall become and remain the sole and exclusive property of Company. Consultant shall promptly notify Company in writing of all Inventions so conceived or made by Consultant, whether solely or jointly with others. During the Term, Consultant agrees to do all things reasonably necessary to assist in establishing and maintaining Company's rights to all Inventions (with the Company paying all associated costs actually incurred), including the following:

                  (a) Consultant shall promptly disclose to Company all information with respect to Inventions;

                  (b) Whenever reasonably requested so to do by Company, Consultant shall promptly execute and assign, without requiring Company to furnish any further consideration therefor, any and all applications, assignments and other instruments which Company shall deem necessary to apply for and obtain patents, trademarks, or copyrights of the United States and of any foreign countries or other jurisdictions for such Inventions to assign and convey to Company, or Company's nominee, the sole and exclusive right, title and interest in and to any applications or copyrights, trademarks, or patents thereon, or otherwise to effect such assignment and to protect and enforce such rights; and

                  (c) Whenever reasonably requested so to do by Company, Consultant shall deliver to Company evidence for interference purposes or other legal proceedings and testify in any interference or other legal proceedings.

The foregoing obligations shall survive the Term.

         5.       Definitions. As used herein:

                  (a) "Confidential Information" means all information not generally known to the public owned, used or possessed by the Company Group or any Person (meaning, for purposes hereof, any person or entity, including any company, partnership, limited liability company, trust, association or organization) directly or indirectly controlled by, controlling or under common control with the Company disclosed to Consultant or known to Consultant as a consequence of or through performance of Services for the Company, whether or not related to Consultant's duties for the Company. Information shall be considered, for the purposes hereof, to be Confidential Information if not known by the public generally, even though such information has been disclosed to one or more third parties pursuant to any agreement entered into by the Company. Confidential Information shall not include information that is publicly available (other than information so available through breach hereof) or is obtained rightfully from third parties without duty to keep it confidential. Confidential Information includes all confidential or proprietary information of and of value to the Company Group or its Business Contacts, other than Trade Secrets (but including such information held by a court of competent jurisdiction not to rise to the level of a Trade Secret).

                  (b) "Inventions" means any and all discoveries, including ideas, findings, reports, written material that is eligible for copyright under the U.S. or other copyright law, papers, notes, disclosures, developments, improvements, concepts, processes, methods, formulas, compositions, compositions of matter, procedures, algorithms, devices, drawings, trademarks, works of authorship, inventions, discoveries, techniques, trade secrets, specifications, models, source codes, object codes, software, diagrams, flow charts, mask works, techniques, articles, products, manufacture and machines, as well as improvements thereof or know-how related thereto, whether copyrightable or patentable or not, relating to the present business of the Company or Webcat, including any Competitive Business, whether during or prior to the Term.

                  (c) "Control" (including, with correlative meanings, the terms "controlled by," "controlling" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; Control is presumed by the ownership (legal or beneficial) of over 20% of the applicable Person.

                  (d) "Competitive Business" means the business of furnishing online proprietary software that specializes in marketing, building and hosting affordable websites for small to medium size companies, associations and consumers; and of selling or distributing computer hardware or related equipment.

                  (e) "Trade Secrets" means information of the Company Group or its Business Contacts, without regard to form, including information relating to Inventions, processes, systems, methods, procedures, concepts, algorithms, patterns, software, compositions, trademarks, techniques, designs, drawings, specifications, models, technical or nontechnical data, source code, object code, compilations, documentation, diagrams, flow charts, mask works, research, manufacturing, products, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, programs, machinery, materials, cost of production, contract forms, prices, pricing policies, plans, volume of sales, promotional methods, identity or information about customers or suppliers, marketing, purchasing, accounting, employees, employee compensation or other information of a similar nature, or any other information which (i) derives economic value, actual or potential, from not being generally known to, or not being readily ascertainable by proper means by, other Persons who could obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         6. Representations of Consultant. Consultant represents and warrants to Company that all Inventions shall to its knowledge be Consultant's original works of authorship and (as to existing Inventions) the use or commercial exploitation thereof shall not subject the Company to any claim of infringement of any copyright, patent or other proprietary right of any other Person, whether such rights are afforded under the laws of the United States or any other country or jurisdiction or otherwise.

         7. Consultant/Taxes and Independent Contractor Status. Consultant is not an agent or employee of Company and is not authorized to act on behalf of Company. Consultant and Company agree that:

                  (a) Consultant is an independent consultant for tax purposes and the Consultant and the Company will each file all tax and information returns and pay all applicable taxes on that basis. Consultant hereby agrees to indemnify and hold Company, its officers, directors, Affiliates and employees harmless of and from any and all costs, liabilities or damages arising out of Consultant's failure to timely or properly file and pay all withholding or other taxes applicable to any payments made to Consultant hereunder. Consultant hereby irrevocably waives any present or future entitlement to any benefits under Company's health, retirement, pension, benefit or welfare plans.

                  (b) Anything herein to the contrary notwithstanding, the parties acknowledge and agree that Company shall have no right to control the manner, means or method by which Consultant performs the Services. Rather, Company shall be authorized hereunder only to: (1) direct Consultant as to the elements of the particular Services to be performed, the result desired to be achieved and when the Services are to be completed; (2) inform Consultant as to where and when such Services are to be performed; and (3) supervise and assess the performance of the Services by Consultant for the limited purposes of assuring that the Services have been performed and determining the result of the Consultant's efforts.

         8. Consultant/Non-Competition and Non-Solicitation. Consultant agrees that it shall not, directly or indirectly, during the Term and for a period of 24 months from and after the expiration or earlier termination hereof ("Restricted Period"):

                  (a) Control, own, manage, operate or be employed by (including as a consultant, agent or independent contractor), participate in or be engaged in (including as a partner, member or stockholder) any business or activity that is a Competitive Business;

                  (b) solicit, entice or persuade, other than on behalf of Company, or attempt to or actually divert, take away or remove from Company, any Person which is, or during the Term has been, an advertiser, agent, supplier, client, customer or the like of Company Group. Without limiting the generality of the foregoing, Consultant shall not, on Consultant's own behalf or on behalf of any Person, solicit, contact, call upon, communicate with or attempt to communicate with any Business Contact of Company

                  Group with a view to develop, enhance, license, sell or provide any technology, product or service competitive with any technology, product, or service sold, provided or under development by Company Group during the period of two years immediately preceding the date of cessation of Consultant's business relationship with Company. This restriction shall apply only to Business Contacts of Company with whom Consultant had "Contact" during such two year period. "Contact" means: interaction between Consultant and the Business Contact which takes place to further the business relationship or to provide products or perform services on behalf of Company Group;

                  (c) solicit, procure, recommend or suggest to, directly or indirectly, any advertiser, agent, supplier, client, customer or the like of Company that the business they do with Company Group be curtailed, reduced or placed with any other Person, or otherwise interfere with any such Person's business relationship with Company Group (including making any negative statements or other communications, in whatever form, about any of them); or

                  (d) solicit for employment, attempt to employ or affirmatively assist anyone else in employing or soliciting for employment, an employee or consultant of Company Group. This restriction shall apply only to Company Group employees or consultants with whom Consultant has had Contact during the preceding two year period.

The foregoing obligations shall survive the Term.

         9. Reasonableness; Remedies. Company and Consultant agree that the covenants contained in Sections 3, 4 and 8 are reasonable and necessary for the protection of the interests of Company. Consultant acknowledges that a violation of Sections 3, 4 or 8 may give rise to immediate and irreparable injury to Company inadequately compensable in damages. Accordingly, in addition to other remedies provided by law or equity, upon a breach by Consultant of any of the covenants contained in Sections 3, 4 or 8, Company shall be entitled to have a court of competent jurisdiction order equitable relief, including temporary or permanent injunctive relief against Consultant, prohibiting any such contemplated or further breach of such covenants, and Consultant shall not assert in any such action that Company has an adequate remedy at law. This Section shall survive the expiration hereof.

         10.      Miscellaneous.

                  a. Assignment. This is a personal service contract. Consultant shall not transfer or assign this Agreement or any interest herein, directly, indirectly or by operation of law, nor delegate any obligation hereunder, without the prior written consent of Company. Any attempted assignment otherwise shall be void. This Agreement shall inure to the benefit of any successor in interest of Company, whether by merger, consolidation, transfer of all or substantially all of Company's assets, or otherwise.

                  b. Governing Law; Interpretation. This Agreement shall be governed by and construed in accordance with Georgia law, without giving effect to any conflicts of law rules. The headings in the Agreement are intended for convenience only and shall not be used to determine the rights and obligations of the parties. References to Sections shall, unless otherwise indicated, be to Sections hereof. The words "hereof," "herein" or the like shall refer to this Agreement as a whole. The Exhibits hereto are incorporated herein. "Including" means including, without limitation.

                  c. Enforcement. If Company or Consultant must enforce any of its rights herein through legal proceedings, including arbitration, then Consultant or Company, as the case may be, shall reimburse the prevailing party for all reasonable costs and expenses, including attorneys' fees, incurred in connection with such enforcement.

                  d. Severability. If any provision hereof is held to be unenforceable for any reason, then it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions hereof shall be deemed valid and enforceable to the full extent possible.

                  e. Waiver. This waiver of any term or condition contained herein by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained herein. Delay or failure to exercise any right or remedy shall not be deemed the waiver thereof.

                  f. Entire Agreement; Amendment; Counterparts. This Agreement contains the entire agreement of the parties relating to its subject matter and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written. This Agreement may not be modified or amended except in writing, signed by both parties. This Agreement may be executed in multiple counterparts, including by fax, each of which shall be deemed an original, but which together constitute one and the same agreement.

         IN WITNESS WHEREOF, Consultant has executed and delivered this Agreement, and Company has executed and delivered this Agreement by its duly authorized officer, effective as of the date first written above.

sTupidPC, Inc.                                Truco Enterprises, Inc.

By:                                           By:
    ------------------------------                ------------------------------
Name:                                         Name:
      ----------------------------                  ----------------------------
Title:                                        Title:
       ---------------------------                   ---------------------------

                                  EXHIBIT "D-2"

      ASSIGNMENT OF WORKS AND CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         This Assignment of Works and Confidentiality and Noncompetition Agreement ("Agreement") is made as of this ____ day of September, 2000, by and between sTupidPC, Inc., a Georgia corporation ("Company"), and _________________________ (the "Undersigned").

         Whereas, (i) Company has entered into a Purchase and Sale Agreement, dated as of September __, 2000 ("Purchase Agreement") with Webcat Online, Inc. ("Webcat") and Truco Enterprises, Inc. ("Truco"), providing for Company to purchase from Truco 51% of the capital stock in Webcat; (ii) the Undersigned is an officer and director of Webcat and Truco and is a shareholder of Truco; and
(iii) in connection with the business relationship between the parties, the Undersigned has or will have access to Trade Secrets and Confidential Information and frequent opportunity for contact with business partners, affiliates, investors, contractors, joint venture partners, distributors, vendors, suppliers and customers ("Business Contacts") of Company or Webcat (collectively with Company, "Company Group"), including Sam's Club, who use, license or purchase Company technology, goods or services in some manner;

         Now, therefore, in consideration hereof, of the payment of $10.00 and of Company consummating the transaction contemplated in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Assignment of Works. The Undersigned, a resident of the State of Texas, assigns and conveys to Company all worldwide right, title and interest in and to certain works of authorship, inventions, discoveries, improvements or creations that have been or will be created, invented, conceived, reduced to practice, authored, developed or delivered by Undersigned either solely or jointly with others, with respect to business plans, financial projections, business and marketing strategy, computer software programs and documentation related to the business of Company or Webcat, including any material that is a "work made for hire," and any modifications, amendments, translations, upgrades, updates, enhancements, derivative works and any other changes to or attendant thereto, including worldwide trademark, copyright, trade secret, patent and all other proprietary rights (collectively, the "Works") whenever such Works were or will be created, invented, conceived, reduced to practice, authored, developed or were or are delivered to Company or Webcat. To the extent that any of the Works is not a "work made for hire," the Undersigned hereby assigns all proprietary rights, including copyright, to Company without further compensation.

         Company shall have the right to use the whole of the Works, any part or parts thereof, or none of the Works, as Company sees fit. Company may alter the Works, add to them, or combine them with any other work or works at its sole discretion. Notwithstanding the foregoing, all original material created in whole or part by the Undersigned as part of the Works or as part of the process of creating the Works, including but not limited to programs, listings, printouts, documentation, notes, flow charts, and programming aids, shall be the property of Company whether or not Company uses such material. No rights in the Works are reserved by the Undersigned. All programs, specifications, documentation and all other technical information prepared in whole or in part by the Undersigned in connection with the Works is, will become and remain Company's sole property.

         The Undersigned agrees that he will not seek any form of intellectual property protection for any rights in any of the Works. Undersigned irrevocably waives its moral rights in the Works. The Undersigned shall have no rights and shall not communicate to any third party the nature of or details relating to the Works. The Undersigned agrees that he shall do, at Company's expense, any and all acts, and to execute any and all instruments which Company may reasonably request, to vest in Company or its nominees ownership of all Works. This obligation shall survive the "Term" as defined in the Consulting Agreement, of even date herewith, between Company and Truco (the "Consulting Agreement"; for purposes hereof, "Term" means the Term as defined therein).

         2. Confidentiality. Company has invested and will continue to invest considerable effort and expense in the development of technology and the provision of products and services, and has taken steps and will continue to take steps necessary to protect the secrecy of the Confidential Information and Trade Secrets of Company Group and its Business Contacts, as applicable.

                  (a) The Undersigned acknowledges and agrees that Consultant's position with Company will afford Consultant an opportunity to access Confidential Information and Trade Secrets of Company Group and its Business Contacts which are not generally available to the public. The misappropriation, unauthorized use or disclosure of such Confidential Information and Trade Secrets may or could cause irreparable harm to Company and its Business Contacts. Consultant recognizes and agrees that Company shall have the right to take reasonable steps to safeguard the confidentiality of such information.

                  (b) The Undersigned agrees to hold the Confidential Information and Trade Secrets in a confidential capacity for the benefit of Company and its Business Contacts and shall not directly or indirectly use or disclose, except as authorized by Company, any Confidential Information and Trade Secrets that Company Group may have or acquire (whether or not developed or compiled by Company) during the Term.

                  (c) The Undersigned agrees not to divulge, and to make all reasonable efforts to prevent from disclosure, to any Person, either during or after the Term, any Confidential Information or Trade Secrets obtained or developed by the Undersigned during the Term. Immediately upon the expiration or termination hereof, the Undersigned agrees to deliver to Company all documents which are furnished by Company Group to the Undersigned, which were prepared by the Undersigned, or which the Undersigned otherwise received. After the Term, the Undersigned shall make no further use of any Confidential Information.

                  (d) The Undersigned's nondisclosure and confidentiality obligations as set forth herein shall remain in effect with respect to Trade Secrets, for so long as Company Group or the Business Contact is entitled to protection of rights in such Trade Secrets under applicable law, and with respect to Confidential Information during the Term and for a period of three years thereafter.

The foregoing obligations shall survive the Term.

         3. Inventions. All Inventions (as they pertain to the business of Company or Webcat) shall be works made for hire (including as such term is defined in 17 U.S.C. Section 101, et. seq.) and shall become and remain the sole and exclusive property of Company. The Undersigned shall promptly notify Company in writing of all Inventions so conceived or made by the Undersigned, whether solely or jointly with others. During the Term, the Undersigned agrees to do all things reasonably necessary to assist in establishing and maintaining Company's rights to all Inventions (with Company paying for all associated costs actually incurred), including the following:

                  (a) the Undersigned shall promptly disclose to Company all information with respect to Inventions;

                  (b) Whenever reasonably requested so to do by Company, the Undersigned shall promptly execute and assign, without requiring Company to furnish any further consideration therefor, any and all applications, assignments and other instruments which Company shall deem necessary to apply for and obtain patents, trademarks, or copyrights of the United States and of any foreign countries or other jurisdictions for such Inventions to assign and convey to Company, or Company's nominee, the sole and exclusive right, title and interest in and to any applications or copyrights, trademarks, or patents thereon, or otherwise to effect such assignment and to protect and enforce such rights; and

                  (c) Whenever reasonably requested so to do by Company, the Undersigned shall deliver to Company evidence for interference purposes or other legal proceedings and testify in any interference or other legal proceedings.

The foregoing obligations shall survive the Term.

         4.       Definitions. As used herein:

                  (a) "Confidential Information" means all information not generally known to the public owned, used or possessed by the Company Group or any Person (meaning, for purposes hereof, any person or entity, including any company, partnership, limited liability company, trust, association or organization) directly or indirectly controlled by, controlling or under common control with the Company disclosed to the Undersigned or known to the Undersigned. Information shall be considered, for the purposes hereof, to be Confidential Information if not known by the public generally, even though such information has been disclosed to one or more third parties pursuant to any agreement entered into by the Company. Confidential Information shall not include information that is publicly available (other than information so available through breach hereof) or is obtained rightfully from third parties without duty to keep it confidential. Confidential Information includes all confidential or proprietary information of and of value to the Company Group or its Business Contacts, other than Trade Secrets (but including such information held by a court of competent jurisdiction not to rise to the level of a Trade Secret).

                  (b) "Inventions" means any and all discoveries, including ideas, findings, reports, written material that is eligible for copyright under the U.S. or other copyright law, papers, notes, disclosures, developments, improvements, concepts, processes, methods, formulas, compositions, compositions of matter, procedures, algorithms, devices, drawings, trademarks, works of authorship, inventions, discoveries, techniques, trade secrets, specifications, models, source codes, object codes, software, diagrams, flow charts, mask works, techniques, articles, products, manufacture and machines, as well as improvements thereof or know-how related thereto, whether copyrightable or patentable or not, relating to the present business of the Company or Webcat, including any Competitive Business, whether during or prior to the Term.

                  (e) "Control" (including, with correlative meanings, the terms "controlled by," "controlling" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; Control is presumed by the ownership (legal or beneficial) of over 20% of the applicable Person.

                  (f) "Competitive Business" means the business of furnishing online proprietary software that specializes in marketing, building and hosting affordable websites for small to medium size companies, associations and consumers; and of selling or distributing computer hardware or related equipment.

                  (e) "Trade Secrets" means information of the Company Group or its Business Contacts, without regard to form, including information relating to Inventions, processes, systems, methods, procedures, concepts, algorithms, patterns, software, compositions, trademarks, techniques, designs, drawings, specifications, models, technical or nontechnical data, source code, object code, compilations, documentation, diagrams, flow charts, mask works, research, manufacturing, products, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, programs, machinery, materials, cost of production, contract forms, prices, pricing policies, plans, volume of sales, promotional methods, identity or information about customers or suppliers, marketing, purchasing, accounting, employees, employee compensation or other information of a similar nature, or any other information which (i) derives economic value, actual or potential, from not being generally known to, or not being readily ascertainable by proper means by, other Persons who could obtain economic value from its disclosure or use and
                  (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         5. Representations of the Undersigned. The Undersigned represents and warrants to Company that all Inventions shall be the Undersigned's original works of authorship and (as to existing Inventions) the use or commercial exploitation thereof shall not subject the Company to any claim of infringement of any copyright, patent or other proprietary right of any other Person, whether such rights are afforded under the laws of the United States or any other country or jurisdiction or otherwise.

         6. The Undersigned/Non-Competition and Non-Solicitation. the Undersigned agrees that it shall not, directly or indirectly, during the Term and for a period of 24 months from and after the expiration or earlier termination hereof ("Restricted Period"):

                  (a) Control, own, manage, operate or be employed by (including as a consultant, agent or independent contractor), participate in or be engaged in (including as a partner, member or stockholder) any business or activity that is a Competitive Business;

                  (b) solicit, entice or persuade, other than on behalf of Company, or attempt to or actually divert, take away or remove from Company, any Person which is, or during the Term has been, an advertiser, agent, supplier, client, customer or the like of Company Group. Without limiting the generality of the foregoing, the Undersigned shall not, on the Undersigned's own behalf or on behalf of any Person, solicit, contact, call upon, communicate with or attempt to communicate with any Business Contact of Company Group with a view to develop, enhance, license, sell or provide any technology, product or service competitive with any technology, product, or service sold, provided or under development by Company Group during the Term. This restriction shall apply only to Business Contacts of Company with whom the Undersigned had "Contact" during such period. "Contact" means: interaction between the Undersigned and the Business Contact which takes place to provide products or perform services on behalf of Company Group;

                  (c) solicit, procure, recommend or suggest to, directly or indirectly, any advertiser, agent, supplier, client, customer or the like of Company that the business they do with Company Group be curtailed, reduced or placed with any other Person, or otherwise interfere with any such Person's business relationship with Company Group (including making any negative statements or other communications, in whatever form, about any of them); or

                  (d) solicit for employment, attempt to employ or affirmatively assist anyone else in employing or soliciting for employment, an employee or consultant of Company Group. This restriction shall apply only to Company Group employees or consultants with whom the Undersigned has had Contact during the preceding two year period.

The foregoing obligations shall survive the Term.

         7. Reasonableness; Remedies. Company and the Undersigned agree that the covenants contained in Sections 2, 3, and 6 are reasonable and necessary for the protection of the interests of Company. The Undersigned acknowledges that a violation of Sections 2, 3, and 6 may give rise to immediate and irreparable injury to Company inadequately compensable in damages. Accordingly, in addition to other remedies provided by law or equity, upon a breach by the Undersigned of any of the covenants contained in Sections 2, 3, and 6 Company shall be entitled to have a court of competent jurisdiction order equitable relief, including temporary or permanent injunctive relief against the Undersigned, prohibiting any such contemplated or further breach of such covenants, and the Undersigned shall not assert in any such action that Company has an adequate remedy at law. This Section shall survive the Term.

         8.       Miscellaneous.

                  (a) Governing Law; Interpretation. This Agreement shall be governed by and construed in accordance with Georgia law, without giving effect to any conflicts of law rules. The headings in the Agreement are intended for convenience only and shall not be used to determine the rights and obligations of the parties. References to Sections shall, unless otherwise indicated, be to Sections hereof. The words "hereof," "herein" or the like shall refer to this Agreement as a whole. "Including" means including, without limitation.

                  (b) Enforcement. If either party must enforce any of its rights here in through legal proceedings, including arbitration, then the other shall reimburse such party for all reasonable costs and expenses, including attorneys' fees, incurred in connection with such enforcement.

                  (c) Severability. If any provision hereof is held to be unenforceable for any reason, then it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions hereof shall be deemed valid and enforceable to the full extent possible.

                  (d) Waiver. This waiver of any term or condition contained herein by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained herein. Delay or failure to exercise any right or remedy shall not be deemed the waiver thereof.

                  (e) Entire Agreement; Amendment; Counterparts. This Agreement contains the entire agreement of the parties relating to its subject matter and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written. This Agreement may not be modified or amended except in writing, signed by both parties. This Agreement may be executed in multiple counterparts, including by fax, each of which shall be deemed an original, but which together constitute one and the same agreement.

         IN WITNESS WHEREOF, the Undersigned has executed and delivered this Agreement, and Company has executed and delivered this Agreement by its duly authorized officer, effective as of the date first written above.

sTupidPC, Inc.
By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------

UNDERSIGNED:                                ATTEST/WITNESS:

Signed:                                     Signed:
        ----------------------------                ----------------------------
                                            Name (Print):
                                                          ----------------------

                                   EXHIBIT "E"

    SHAREHOLDERS AGREEMENT BETWEEN STUPIDPC, INC. AND TRUCO ENTERPRISES, INC.

         THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made as of this __ day of _________, 2000, by and between STUPIDPC, INC., a Georgia corporation and TRUCO ENTERPRISES, INC., a Texas corporation (individually a "Shareholder" and collectively the "Shareholders") with respect to certain shares of stock of WEBCAT ONLINE, INC., a Texas corporation (hereinafter referred to as the "Corporation").

                                   WITNESSETH

         WHEREAS, the Corporation has authorized capital stock consisting of One Million (1,000,000) shares of $0.01 par value common stock (the "Stock") of which the following amounts are presently issued, outstanding, and owned of record by the Shareholders:

      Shareholders              Number of Shares      Percentage Ownership
      ------------              ----------------      --------------------

      StupidPC, Inc.                   510                     51%
      Truco Enterprises, Inc.          490                     49%

         TOTAL:                      1,000                    100%

         WHEREAS, it is the intention of the parties to restrict the transfer of the shares of stock that they own in the Corporation (the "Stock") and to provide a market for the sale of such Stock upon the occurrence of certain events, as provided in this Agreement and in the Stock Purchase Agreement, dated as of September __, 2000, among the Corporation and the Shareholders (the "Purchase Agreement");

         NOW, THEREFORE, in consideration of the promises and mutual obligations contained herein, the parties hereto agree as follows:

         1.       Representations and Warranties of the Shareholders.

         Each Shareholder hereby represents and warrants to the other that it owns its Stock free and clear of all liens, restrictions, pledges and encumbrances, that it has made no disposition of its Stock not recorded on the books and records of the Corporation, and that it has granted no proxy rights, options or other voting rights with respect to any of its Stock.

         2.       Restrictions Upon the Transfer of the Stock.

         No Shareholder shall have the right to grant any security interest in, or lien or encumbrance on, or make any sale, transfer or other disposition of, Stock other than a disposition permitted by this Agreement or the Purchase Agreement.

                  2.1      Financial Difficulty or Involuntary Transfer.

                           2.1.1    Financial Difficulty. A Shareholder's Stock
shall become subject to sale pursuant to this Agreement, when the Shareholder does any of the following:

                           (a) Obtains for itself an order for relief under the
                               United States Bankruptcy Code, or becomes subject to such an order that is not released within 30 days:

                           (b) Obtains an order or decree of insolvency under
                               state law, or becomes subject to such an order that is not released within 30 days;

                           (c) Makes an assignment for the benefit of creditors;
                               or

                           (d) Consents to or suffers an attachment or execution
                               on any substantial part of its assets that are not released within 30 days.

                           2.1.2    Involuntary or Other Voluntary Transfer. A
Shareholder's Stock shall become subject to sale, pursuant to this Agreement, when that Shareholder's Stock becomes subject to involuntary transfer (as for example, the Stock is to be transferred pursuant to a court order) or is proposed to be transferred voluntarily by a Shareholder in a transaction not otherwise covered by this Agreement.

                           2.1.3    Non-Transferring Shareholder's Options. Upon
any such event described in Section 2.1.1 or Section 2.1.2, the non-transferring Shareholder shall have an option to purchase for a period of six months after the date of such event any amount of such Shareholder's Stock it desires to purchase at a price equal to the Fair Market Value as described in Section 2.2 and pursuant to the terms contained in Section 2.4.

                  2.2 Purchase Price. The purchase price of stock in reference to Section 2.1.1 and 2.1.2 shall be its Fair Market Value. Fair Market Value shall mean the fair market value of the Corporation, on a per share basis, as determined on the last day of the calendar month immediately preceding the month in which the event requiring such determination occurs, or the date of such occurrence if it falls on the last day of the calendar month, and as so determined, such price shall be final and binding on all parties. Fair Market Value shall be determined by a third party proficient in market evaluation of like businesses in like industries and mutually acceptable to the Shareholders (which acceptance shall not be unreasonably withheld).

                  2.3 RIGHT OF FIRST REFUSAL. Except as otherwise provided in this Agreement, if a Shareholder (the "Selling Shareholder") shall desire to sell, transfer or assign all or any portion of Selling Shareholder's Stock (collectively "Transfer"), the Selling Shareholder shall first obtain a bona fide cash offer ("Offer") for the purchase of the Stock, or portion thereof, that Selling Shareholder desires to sell, transfer or assign. An Offer for purposes of this Agreement shall mean a good faith offer, in writing, entered into with a third party unaffiliated with the Selling Shareholder (such unaffiliated third party hereinafter referred to as the "Proposed Purchaser"), with the intent to purchase and sell, and without fraud or collusion.

         Prior to any proposed Transfer, the Selling Shareholder shall give written notice (the "Transfer Notice") of the proposed Transfer to the other Shareholder. A copy of the Offer, and all other documents in connection with the proposed Transfer, shall be attached to the Transfer Notice. The Transfer Notice shall set forth all the material terms of the proposed Transfer, including (i) the name and address of the Proposed Purchaser, (ii) the number of shares proposed to be transferred (the "Transfer Stock"), (iii) the total consideration to be paid and the consideration to be paid per Transfer Share, and (iv) the method of payment. The Transfer Notice shall provide that the other Shareholder shall have the right to purchase all or less than all of the Transfer Stock in accordance with the terms and conditions of this Agreement.

         Upon receipt of the Shareholder Notice, the other Shareholder shall have 15 days in which to accept the offer to purchase the Transfer Stock by delivering a written notice to that effect to the Selling Shareholder. The closing for the purchase shall be held within 30 days following expiration of the 15 day period after the date of the Shareholder Notice.

         The other Shareholder who elects to purchase Stock pursuant to this
Section 2.3 shall pay for their Stock in cash at closing or, at its option, in the same manner and on the same terms as specified in the Transfer Notice. Upon receipt of payment of the purchase price as provided in this Section 2.3, the Selling Shareholder shall execute and deliver any and all instruments and documents necessary to effectuate the transfer of the Transfer Stock to the other Shareholder, free and clear of any and all taxes, debts, claims, judgments, liens or encumbrances.

         If all of the Transfer Stock is not purchased by other Shareholder under the provisions of this Section 2.3, then the Transfer Stock may be transferred, subject to the restrictions set forth herein, to the Proposed Purchaser at any time within 60 days after the date of the Transfer Notice but only in accordance with the price and terms specified therein. If no transfer is made within such 60 day period, then the Selling Shareholder and the Stock shall again be subject to this Agreement.

         3.       Legend on Stock

                  3.1 Form of Legend. Upon the execution of this Agreement, each Shareholder shall surrender to the Corporation all of its certificates representing the Stock in the Corporation. The Secretary shall endorse each certificate conspicuously with substantially the following legend:

                           "The Stock represented by this certificate is held
                  subject to, and transfer of such Stock is restricted by, the terms of a Shareholders Agreement, dated as of September __, 2000, a copy of which is on file at the office of the Corporation. No pledge or transfer of any share represented by this certificate shall be valid unless made in accordance with the terms of said Agreement."

                  After such endorsement, each of the certificates so surrendered shall be returned to the Shareholder owning such certificate. Thereafter, all certificates representing Stock in the Corporation shall bear a substantially identical endorsement. A copy of this Agreement shall be filed with the Secretary of the Corporation.

         4.       Notices

                  Any and all notices, offers, demands or elections required or permitted to be made under this Agreement shall be in writing, signed by the party giving such notice, and mailed via certified mail, return receipt requested, postage prepaid, and addressed to the Shareholders at their respective addresses shown below, or to such other addresses as any of them, by written notice to the others, may from time to time designate:


         TO: STUPIDPC, INC.                   TO: TRUCO ENTERPRISES, INC.
             6690 Jones Mill Ct., Ste. A          10515 King William Drive
             Norcross, GA 30092                   Dallas, TX 75220
             Attention:  Mr. Bart Brannon         Attention:  Mr. Roy Truitt
             Telephone:  (770) 448-4150           Telephone: (972) 869-4600
             Fax:  (770) 448-2356                 Fax: (972) 869-8050

             With a copy to:                      With a copy to:
             Red Hot Law Group of Ashley, LLC     Gardere & Wynne, LLP
             Attention: Mr. Bob Portnoy           1601 Elm St., Ste. 3000
             817 W. Peachtree St., Suite 400      Dallas, TX 75201
             Atlanta, GA  30308                   Attn.: Larry Goldstein/David
             Telephone:  (404) 575-1900                  Earhart
             Fax:  (404) 575-1901                 Telephone:  (214) 999-3000
                                                  Fax:  (214) 999-3564

         5.       Remedies

                  Stock subject to this Agreement is not readily marketable and, for that reason and other reasons, the parties will be irreparably damaged if this Agreement is not specifically enforced. In this regard, the parties declare that it is impossible to measure in money the damages that will accrue to a Shareholder having rights under this Agreement by reason of a failure of another to perform any obligation under this Agreement. Therefore, this Agreement, including the provisions of Section 2, shall be enforceable by specific performance or other equitable remedy cumulative with and not exclusive of any other remedy. If any person shall institute any action or proceeding to enforce the provisions of this Agreement, any person subject to this Agreement against whom such action or proceeding is brought hereby waives the claim or defense that the person instituting the action or proceeding has an adequate remedy at law, and no person shall in any action or proceeding put forward the claim or defense that an adequate remedy at law exists. Should any dispute concerning the transfer of Stock arise under this Agreement, an injunction may be issued restraining the transfer of such Stock pending the determination of such dispute.

         6.       Liabilities.

                  If any Shareholder obtains Stock from another Shareholder pursuant to the terms of this Agreement such that the selling Shareholder no longer owns any Stock, the acquirer shall use his best efforts to obtain the release of such other Shareholder from all contingent liabilities incurred in connection with the business of the Corporation, including any liabilities of such other Shareholder as guarantor of or surety upon obligations of any of the Corporation to lenders and lessors.

         7.       Miscellaneous.

                  7.1 Applicable Law. This Agreement is executed and delivered in the State of Georgia, and this Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

                  7.2 Construction. Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision. "Including" means including, without limitation.

                  7.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, including by fax, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  7.4 Further Acts. Each party agrees to perform any further acts and to execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Agreement.

                  7.5 Gender. Where the context so requires, the masculine gender shall be construed to include the female, a Corporation, a trust, or other entity, and the singular shall be construed to include the plural and the plural the singular.

                  7.6 Severability. Should any part of this Agreement shall be held void, voidable or otherwise unenforceable by a court of law or equity, nothing contained in this Agreement shall limit the enforceability of any other part.

                  7.7 After-Acquired Stock. This Agreement shall apply to all Stock acquired by a Shareholder, either prior to or after the execution of this Agreement.

                  7.8 Entire Agreement.This Agreement and the Purchase Agreement contain the entire understanding between the parties hereto, and supersedes all other oral and written agreements or understandings between them.

                  7.9 Successors and Assigns and Survivor. This Agreement shall be binding upon and shall inure to the benefit of the Shareholders, their respective heirs, successors, successors-in-title, legal representatives and lawful assigns. No party shall have the right to assign this Agreement, or any interest under this Agreement, without the prior written consent of the other parties. Any attempted assignment otherwise shall be void. Notwithstanding anything to the contrary contained in this Agreement, no attempted disposition shall be valid unless and until the acquirer of such interest agrees in writing to accept and be bound by all the terms and conditions of this Agreement, in which case all such terms and conditions shall inure to the benefit of and be binding upon such acquirer, his successors and permitted assigns to the same extent as if such acquirer had originally been a party to this Agreement. The provisions of this Agreement shall survive the termination of business relationship of any Shareholder of the Corporation and any sale of Stock by any Shareholder hereunder.

                  7.10 Waiver. Each Shareholder declares that he fully understands the terms and provisions of this Agreement, that he has been fully informed of his legal rights and liabilities, that he believes that the provisions of the Agreement are fair, just and reasonable and that he signs this Agreement freely and voluntarily, acting under the advice of independent legal counsel.

                  7.11 Amendment. This Agreement may not be amended or terminated orally, and no amendment, termination or attempted waiver shall be valid unless in writing and signed by each party hereto.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in Atlanta, GA on the date first above written.



                                         SHAREHOLDERS:

                                         STUPID PC, INC.

                                         By:
                                             ----------------------------------

                                         Name:
                                               --------------------------------

                                         Title:
                                                -------------------------------



                                         TRUCO ENTERPRISES, INC.

                                         By:
                                             ----------------------------------

                                         Name:
                                               --------------------------------

                                         Title:
                                                -------------------------------

                                   EXHIBIT "F"

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF SUCH SECURITIES UNDER SAID ACT AND SUCH LAWS UNLESS BORROWER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                             DEMAND PROMISSORY NOTE


Principal Sum:  $250,000           Dallas, TX    Issue Date:  September __, 2000

         FOR VALUE RECEIVED, WEBCAT ONLINE, INC., a Texas corporation ("Borrower"), promises to pay to the order of STUPIDPC, Inc., a Georgia corporation, or any subsequent holder of this Note (the initial or any such subsequent holder being hereafter referred to as "Holder"), at such place as Holder hereof may from time to time designate in writing, the principal sum of Two Hundred Fifty Thousand Dollars and No/100 Cents ($250,000.00) with simple interest accruing at a rate of ten percent (10%) per annum unless Borrower is in default.

         (1) The entire principal sum and all accrued interest shall be due and payable on DEMAND, without any requirements of presentment, which is hereby waived. All sums shall be paid in lawful money of the United States of America. All principal and accrued interest shall be due and payable in one lump sum within 10 days of written demand to Borrower. However, interest shall be paid monthly in arrears on the second day of each month, the first such payment commencing on November 2, 2000. Borrower may pre-pay all or part of the principal and accrued interest without penalty.

         (2) An Event of Default shall occur under this Note if Borrower shall (i) fail to pay any amount due and payable hereunder, and such failure shall continue for 15 days after notice thereof, (ii) file a petition in bankruptcy or petition to take advantage of any insolvency act, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,
(v) have a petition in bankruptcy filed against it which petition is not removed or discharged within 30 days from the date of filing, or be adjudicated a bankrupt, or (vi) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state thereof.

         (3) It is hereby expressly agreed that upon the occurrence or existence of an Event of Default, all principal shall, at the option of Holder, become immediately due and payable, anything contained herein to the contrary notwithstanding, time being of the essence of this Note. Interest shall accrue from and after an Event of Default at the lesser of (a) the rate of 12% per annum; or (b) the maximum rate permitted by applicable law.

         (4) If this Note is not paid within 10 days of written demand, Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorney's fees.


         (5) Borrower hereby waives presentation for payment, protest and demand, notice of protest, demand, dishonor, and nonpayment of this Note, and consents that Holder may extend the time of payment or otherwise modify the terms of payment of any part of the debt evidenced by this Note, and such consents shall not alter nor diminish the liability of Borrower.

                   [SIGNATURE PAGE TO DEMAND PROMISSORY NOTE]

         IN WITNESS WHEREOF, this Note has been executed and delivered by Borrower on the date first above written.

                                         WEBCAT ONLINE, INC.

                                         BY:
                                             -----------------------------------

                                         NAME:
                                               ---------------------------------

                                         TITLE:
                                                --------------------------------

                                         [SEAL]

                                  EXHIBIT "G-1"

                               WEBCAT ONLINE, INC.
                               CLOSING CERTIFICATE



         I, Roy L. Truitt, do hereby certify in my official capacity and not individually that:

         1. I am the duly elected, qualified and acting Secretary of Webcat Online, Inc., a Texas corporation ("Webcat").

         2. I am familiar with the terms of the Purchase and Sale Agreement dated as of the ____ day of September, 2000 (the "Purchase Agreement") by and among Webcat, sTupidPC, Inc., a Georgia corporation ("Purchaser") and Truco Enterprises, Inc., a Texas corporation ("Shareholder").

         3. I make this Certificate on behalf of Webcat pursuant to the provisions of Section 5.2(b) of the Purchase Agreement with the intention that it shall be relied upon by Purchaser.

         4. Webcat has performed in all material respects all agreements, obligations and covenants contained in the Purchase Agreement required to be performed by it at or prior to the "Closing Date" (as defined in the Purchase Agreement).

         5. Webcat's representations and warranties contained in the Purchase Agreement are true and correct in all material respects as of the date hereof, as if made at and as of such time (except for representations and warranties made as of a specified date, which need only be true as of such date), except as otherwise provided in the Purchase Agreement.

         6. Attached hereto as Annex "A" is a true and correct copy of the Articles of Incorporation of Webcat. No amendment to or modification of the Articles of Incorporation of Webcat has been made since the date thereof, nor have any resolutions been adopted, or other actions been taken, by the Board of Directors or sole shareholder of Webcat for the purpose of effecting any such amendment or modification. No resolution has been adopted by the Board of Directors or sole shareholder of Webcat contemplating the merger, liquidation or dissolution of Webcat.

         7. Attached hereto as Annex "B" is a true and correct copy of the Bylaws of Webcat. No amendment to or modification of the Bylaws of Webcat has been made, nor has any action been taken by the Board of Directors or sole shareholder of Webcat for the purposes of effecting any such amendment or modification.

         8. Attached hereto as Annex "C" is a true and complete copy of resolutions duly adopted by the Board of Directors and sole shareholder of Webcat dated _________, 2000. The resolutions set forth in Annex "C" were duly adopted and have not been amended or revoked and are now in full force and effect.

         9. The persons named below are, as of the date hereof, duly elected and qualified officers of Webcat, holding the respective offices set forth opposite their names below, and their signatures are set forth opposite their names below:

     Name               Title                                  Signature
     ----               -----                                  ---------
David L. Silver         President                     _________________________
Roy L. Truitt           Secretary                     _________________________


         IN WITNESS WHEREOF, I have executed this Certificate in my official capacity, as of this ______ day of _____________, 2000.



                                            -----------------------------------
                                            Roy L. Truitt, Secretary



         I, David L. Silver, President of Webcat, do hereby certify that Roy L. Truitt is the duly elected and qualified Secretary of Webcat, and that the signature appearing above is his genuine signature.



                                            ------------------------------------
                                            David L. Silver, President

                                    ANNEX "A"

                            ARTICLES OF INCORPORATION

                                [ATTACHED HERETO]

                                    ANNEX "B"

                                     BYLAWS

                                [ATTACHED HERETO]

                                    ANNEX "C"

                                   RESOLUTIONS

                                [ATTACHED HERETO]

                                  EXHIBIT "G-2"

                             TRUCO ENTERPRISES, INC.
                               CLOSING CERTIFICATE



         I, Roy L. Truitt, do hereby certify in my official capacity and not individually that:

         1. I am the duly elected, qualified and acting Secretary of Truco Enterprises, Inc., Inc., a Texas corporation ("Truco").

         2. I am familiar with the terms of the Purchase and Sale Agreement dated as of the ____ day of _____________, 2000 (the "Purchase Agreement") by and among Webcat Online, Inc., a Texas corporation, sTupidPC, Inc., a Georgia corporation ("Purchaser") and Truco.

         3. I make this Certificate on behalf of Truco pursuant to the provisions of Section 5.2(b) of the Purchase Agreement with the intention that it shall be relied upon by Purchaser.

         4. Truco has performed in all material respects all agreements, obligations and covenants contained in the Purchase Agreement required to be performed by it at or prior to the "Closing Date" (as defined in the Purchase Agreement).

         5. Truco's representations and warranties contained in the Purchase Agreement are true and correct in all material respects as of the date hereof, as if made at and as of such time (except for representations and warranties made as of a specified date, which need only be true as of such date), except as otherwise provided in the Purchase Agreement.

         6. Attached hereto as Annex "A" is a true and correct copy of the Articles of Incorporation of Truco. No amendment to or modification of the Articles of Incorporation of Truco has been made since the date thereof, nor have any resolutions been adopted, or other actions been taken, by the Board of Directors or shareholders of Truco for the purpose of effecting any such amendment or modification. No resolution has been adopted by the Board of Directors or shareholders of Truco contemplating the merger, liquidation or dissolution of Truco.

         7. Attached hereto as Annex "B" is a true and correct copy of the Bylaws of Truco. No amendment to or modification of the Bylaws of Truco has been made, nor has any action been taken by the Board of Directors or shareholders of Truco for the purposes of effecting any such amendment or modification.

         8. The persons named below are, as of the date hereof, duly elected and qualified officers of Truco, holding the respective offices set forth opposite their names below, and their signatures are set forth opposite their names below:

         Name                 Title                             Signature
         ----                 -----                             ---------
David L. Silver               President                _________________________
Roy L. Truitt                 Secretary                _________________________



         IN WITNESS WHEREOF, I have executed this Certificate in my official capacity, as of this ______ day of _________________, 2000.



                                            ------------------------------------
                                            Roy L. Truitt, Secretary



         I, David L. Silver, President of Webcat, do hereby certify that Roy L. Truitt is the duly elected and qualified Secretary of Truco, and that the signature appearing above is his genuine signature.



                                            ------------------------------------
                                            David L. Silver, President

                                    ANNEX "A"

                            ARTICLES OF INCORPORATION

                                [ATTACHED HERETO]

                                    ANNEX "B"

                                     BYLAWS

                                [ATTACHED HERETO]